Exhibit 10.3

SN EF UnSub GP, LLC

_______________________________________

A Delaware Limited Liability Company

_______________________________________

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

Dated as of March 1, 2017

5.12	Meetings of the Members	27
5.13	Company Covenants, Representations and Warranties	28
5.14	Tag-Rights Control	30
5.15	Certain Workover and Recompletion Operations	30
Article VI BOOKS, REPORTS AND COMPANY FUNDS		30
6.1	Records and Accounting	30
6.2	Reports	31
6.3	Inspection by Members	31
6.4	Public Disclosure	31
Article VII TAX MATTERS		32
7.1	Tax Controversies	32
Article VIII EXCULPATION AND INDEMNIFICATION		32
8.1	Performance of Duties; No Liability of Members, Directors and Officers	32
8.2	Right to Indemnification	33
8.3	Advance Payment	33
8.4	Indemnification of Employees and Agents	34
8.5	Appearance as a Witness	34
8.6	Nonexclusivity of Rights	34
8.7	Insurance	34
8.8	Savings Clause	34
8.9	Fund Indemnitors	34
Article IX UNITS, TRANSFERS, AND OTHER EVENTS		35
9.1	Unit Certificates	35
9.2	Record Holders	36
9.3	Restrictions on Transfers of Units	36
9.4	Disposition Transactions	37
9.5	Exit Transactions.	37
9.6	Expenses	42
9.7	Transfers Generally; Substitute Members	42
9.8	Closing Date	43
9.9	Effect of Incapacity	43
9.10	No Appraisal Rights	43
9.11	Effect of Non-Compliance	43
Article X DISSOLUTION, LIQUIDATION AND TERMINATION		44
10.1	Dissolution	44
10.2	Liquidation and Termination	44
Article XI DEFINITIONS		45
11.1	Definitions	45
11.2	Construction	57
Article XII MISCELLANEOUS		58
12.1	Notices	58

12.2	Confidential Information	58
12.3	Entire Agreement; Integrated Transaction	59
12.4	Effect of Waiver or Consent	59
12.5	Amendment or Modification	60
12.6	Binding Effect	60
12.7	Consent to Jurisdiction; Waiver of Trial by Jury	60
12.8	Governing Law	61
12.9	Further Assurances	61
12.10	Waiver of Certain Rights	61
12.11	Notice to Members of Provisions	61
12.12	Counterparts	61
12.13	Headings	61
12.14	Remedies	61
12.15	Severability	61
12.16	No Recourse	62

EXHIBITS

Exhibit A	Members, Capital Contributions and Units Held
Exhibit B	Board Designations
Exhibit C	Officers
Exhibit D	Approved Successor Independent Auditors and Independent Reservoir Engineers
Exhibit E	Form of Purchase Agreement
Exhibit F	LTM EBITDA Levels

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
SN EF UnSub GP, LLC
A Delaware Limited Liability Company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of SN EF UnSub GP, LLC, a Delaware limited liability company (the “Company”), effective as of March 1, 2017 (the “Effective Date”), is made and entered into by the Company; GSO ST Holdings Associates LLC, a Delaware limited liability company (the “GSO Investor”); and SN UR Holdings, LLC, a Delaware limited liability company (the “Sanchez Investor”), as the initial Members of the Company.

R E C I T A L S:

WHEREAS, the Company was formed as a limited liability company under the Delaware Act, pursuant to the filing of the Certificate of Formation of the Company (the “Delaware Certificate”) filed with the Secretary of State of the State of Delaware on December 21, 2016; and

WHEREAS, the Sanchez Investor, as the sole initial Member, executed the Limited Liability Company Agreement of SN EF UnSub GP, LLC, effective December 21, 2016 (the “Original LLC Agreement”); and

WHEREAS, the Company owns the non-economic general partner interest in, and serves as the sole general partner of, the Partnership; and

WHEREAS, the Company is a party to that certain Securities Purchase Agreement, dated as of January 12, 2017 (the “Securities Purchase Agreement”), pursuant to which the Company, the Partnership, the Sanchez Parent, SN EF UnSub Holdings, LLC, a Delaware limited liability company, the Sanchez Investor, GSO ST Holdings LP, a Delaware limited partnership, and the GSO Investor agreed, among other things, that the Original LLC Agreement would be amended and restated by this Agreement; and

WHEREAS, the Company caused the Partnership to enter into each of the Sanchez Letter Agreement and the Hydrocarbons Marketing Agreement on January 12, 2017; and

WHEREAS, the Sanchez Investor and the GSO Investor deem it advisable to amend and restate the Original LLC Agreement in its entirety as set forth herein; and

WHEREAS, as part of the Anadarko Closing, the Company, in its capacity as the general partner of the Partnership, shall cause the Partnership to enter into the MSA and the Joint Development Agreement, and will amend and restate the agreement of limited partnership of the Partnership by entering into the Partnership Agreement in the form attached as Exhibit A to the Securities Purchase Agreement; and

WHEREAS, unless the context otherwise requires, capitalized terms used herein shall have the respective meanings ascribed to them in Section 11.1.

NOW, THEREFORE, for and in consideration of the premises, the covenants and the agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby amend and restate the Original LLC Agreement in its entirety as follows:

Article I
ORGANIZATION

1.1       Continuation of the Company.  The Company was formed as a Delaware limited liability company on December 21, 2016 by the filing of the Delaware Certificate in the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.  The Members desire to continue the Company for the purposes and upon the terms and conditions set forth herein.  As of the Effective Date, the GSO Investor and the Sanchez Investor constitute the sole Members of the Company.  Except as provided herein, the rights, duties and liabilities of each Member will be as provided in the Delaware Act.

1.2       Name.  The name of the Company is “SN EF UnSub GP, LLC”.  Company business will be conducted in such name or such other names that comply with applicable Law as the Board may select from time to time.

1.3       Registered Office; Registered Agent.  The registered office of the Company in the State of Delaware will be the initial registered office designated in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of Delaware will be the initial registered agent designated in the Delaware Certificate, or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

1.4       Principal Place of Business.  The principal place of business of the Company will be at 1000 Main Street, Suite 3000, Houston, Texas  77002, or such other location as the Board may designate from time to time, which need not be in the State of Delaware.  The Company may have such other offices as the Board may determine appropriate.

1.5       Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) for financial statement and federal and applicable state and local income tax purposes will end on December 31 unless otherwise determined by the Board or required under the Code.

1.6       Foreign Qualification.  The Board is authorized to cause the Company to comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business or elsewhere where such qualification may be necessary or advisable for the protection of the limited liability of the Members or to permit the Company to lawfully own property or transact business, and to obtain similar qualifications for the Company’s Subsidiaries.  Each Officer is authorized, on behalf of the Company, to execute, acknowledge, swear to and deliver all certificates and other instruments as may be necessary or appropriate in connection with the foregoing qualifications.  Further, upon request of the Board, each Member will execute, acknowledge, swear to and deliver all certificates and other instruments that are reasonably necessary or appropriate to obtain, continue, modify or terminate such qualifications.

1.7       Term.  The term of the Company commenced on the date the Delaware Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved as determined under Section 10.1.

1.8       No State-Law Partnership.  Except to the extent provided in the next sentence, the Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer, for any purposes, and this Agreement shall not be construed to the contrary.  Notwithstanding the foregoing, the Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes.  Except to the extent otherwise provided herein, each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment unless otherwise required by law.

1.9       Purposes.  The nature or purposes of the business to be conducted or promoted by the Company is to own the non-economic general partner interest in, and to serve as the general partner of, SN EF UnSub, LP, a Delaware limited partnership (the “Partnership”), and to engage in the operation and management of the Partnership in accordance with this Agreement and the Partnership Agreement, including actions that the Partnership may undertake with respect to its Subsidiaries (the Partnership and its Subsidiaries, collectively, the “Partnership Group Companies”) and in any other lawful act or activity incidental or related thereto authorized by the Board and for which limited liability companies may be organized under the Delaware Act.  The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing.  In furtherance of its purpose, (a) the Company shall have and may exercise all of the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Delaware Act and (b) the Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company.  Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company formed under the laws of the State of Delaware.

Article II
MEMBERS

2.1       Members.  The names, addresses, Capital Contribution balances and Percentage Interests of each Member are set forth on Exhibit A attached hereto and incorporated herein.  The Board, or any appropriate Officer of the Company, is hereby authorized and directed to complete, supplement, modify, correct or amend Exhibit A to reflect the creation or issuance of any Additional Units, the admission of any additional Members, the withdrawal of any Member, the change of address of any Member, the Capital Contributions of any Member, the Units held by any Member and other information called for by Exhibit A in conformity with this Agreement.  Such completion, supplementation, modification, correction or amendment may be made from time to time as and when the Board or such Officer considers it appropriate in accordance with this Section 2.1.

2.2       No Liability of Members.  Except as otherwise required by applicable Law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.  Each Member shall be liable only to make such Member’s

Capital Contribution to the Company and the other payments and covenants provided expressly herein.  Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as a Member) for debts, liabilities and losses of the Company shall be limited to such Member’s pro rata share of the Company’s assets in accordance with each Member’s respective Percentage Interests.

2.3       Representations and Warranties.  Each Member hereby represents and warrants to the Company and each other Member that:

(a)       Power and Authority.  Such Member has full power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)       No Conflicts.  The execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it is or its assets are bound;

(c)       Contributed Property.  All property contributed to the Company by such Member, and any property thereafter to be contributed to the Company by such Member, has been or will be duly and lawfully acquired;

(d)       Own Account.  Such Member has acquired or is acquiring its interest in the Company for investment purposes only for its own account and not with a view to any distribution, reoffer, resale or other disposition that is not in compliance with the Securities Act or any applicable state securities laws;

(e)       Expertise.  Such Member alone, or together with its representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that such Member is capable of evaluating the merits and economic risks of acquiring and holding the Units, and that such Member is able to bear all such economic risks now and in the future;

(f)       Awareness of Economic Risk.  Such Member is aware that it must bear the economic risk of such Member’s investment in the Company for an indefinite period of time because Units have not been registered under the Securities Act or under the securities laws of any state, and, therefore, such Units cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available;

(g)       No Registration Rights.  Such Member is aware that only the Company can take action to register Units in the Company under the Securities Act and that the Company is under no such obligation and does not propose or intend to attempt to do so;

(h)       Transfer Restrictions.  Such Member is aware that this Agreement provides restrictions on the ability of a Member to Transfer Units, and such Member will not seek to effect any Transfer other than in accordance with such restrictions; and

(i)       Accredited Investor.  Such Member is, and at such time that it makes any additional Capital Contributions to the Company, will be an “accredited investor” within the meaning of Rule 501 under the Securities Act (an “Accredited Investor”) unless such status as an Accredited Investor is not required in order for the Transfer of Units to such Member to be exempt from registration under the Securities Act.

Article III
UNITS AND CAPITAL CONTRIBUTIONS

3.1       Membership Interests.

(a)       The Units issued by the Company shall consist of Class A Units and Class B Units.  As of the Effective Date, the Company is authorized to issue up to 99 Class A Units and 1 Class B Unit.  Subject to the terms and conditions set forth in this Agreement and the Securities Purchase Agreement, and after giving effect to the transactions contemplated by the Securities Purchase Agreement, as of the Effective Date, the Company has issued 99 Class A Units to the Sanchez Investor and 1 Class B Unit to the GSO Investor.  Additional Units (or series or classes of Units) or securities convertible into or exercisable for additional Units or rights to purchase additional Units (which for purposes of this Agreement shall be “Additional Units”) may be issued from time to time as may be determined by the Board pursuant to Sections 5.7(a)(xii) and 5.7(b)(x), with such relative rights, powers and duties as the Board may determine in accordance with this Agreement.  The Company may issue fractional Units.

(b)       Units shall constitute “securities” governed by Article 8 of the Delaware Uniform Commercial Code, as amended from time to time after the Effective Date.

(c)       Upon the redemption or liquidation in full of all outstanding Preferred Units pursuant to the Partnership Agreement, each Unit then outstanding that is held by any Class B Member, GSO or any of its Affiliates shall be terminated and extinguished (including all rights and obligations associated therewith) and, other than the right to indemnification pursuant to Section 8.2 for the time period in which such Member was a Member of the Company, such Member shall not have any interest in the Company or any rights pursuant to this Agreement following such termination.

3.2       Capital Contributions.  All Members acknowledge and agree that the Capital Contributions set forth on Exhibit A as of the Effective Date represent the amount of money contributed by the Members to the Company as of the Effective Date.

3.3       Return of Contribution.  No Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  Any Capital Contribution that has not been repaid is not a liability of the Company or of the other Members.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return the other Members’ Capital Contributions.

3.4       Withdrawal of Capital.  No Member has the right to withdraw any part of its Capital Contribution from the Company or to receive the return of any part of its Membership Interest in the Company prior to the Company’s liquidation and termination pursuant to Article X hereof.

3.5       Additional Capital Contributions.  No Class A Member or Class B Member shall be obligated to make additional Capital Contributions to the Company, and no Member is obligated to make any Capital Contributions except as the Members may otherwise expressly agree to in writing.

3.6       Additional Members.  In order for a Person to be admitted as a Member of the Company with respect to any Additional Units and the exercise of any rights hereunder relating thereto, such Person shall be required to have first delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement, together with such other documents and instruments as the Board reasonably determines to be necessary or appropriate in connection with the issuance of such Additional Units to such Person or to effect such Person’s admission as a Member.

Article IV
DISTRIBUTIONS AND ALLOCATIONS

4.1       Distributions.  All distributions by the Company shall be allocated to the Members pro rata in accordance with each Member’s respective Percentage Interests (at the time the amounts of such distributions are determined) and in such aggregate amounts and at such times as shall be determined by the Board.  Subject to the limitations set forth in the Delaware Act and any other applicable Law, prior to the dissolution, winding-up and liquidation of the Company, the Board may, in its discretion, direct the Company to make distributions of cash or other property to the Members.  Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall be required or permitted to make a distribution to any Member on account of its Membership Interest if such distribution would violate the Delaware Act or other applicable Law.  Any distributions pursuant to this Article IV made in error or in violation of Section 18-607(a) of the Delaware Act will, upon demand by the Board, be returned to the Company.

4.2       Allocations.  Unless otherwise required by the Allocation Regulations, all items of income, gain, loss, deduction and credits will be allocated to the Members pro rata in accordance with their respective Percentage Interests.

4.3       Capital Accounts.  The Company shall establish and maintain for each Member a separate capital account (“Capital Account”) in accordance with the Allocation Regulations.

Article V
MANAGEMENT

5.1       Management by the Board of Directors.  The powers, business and affairs of the Company and its Subsidiaries, including, without limitation, the powers, business and affairs of the Company that relate to management and Control of any of its Subsidiaries or the Partnership Group Companies, shall be exercised by or under the authority or direction of a board of directors (the “Board of Directors” or the “Board”), except for cases in which the approval of the Members is expressly required by non-waivable provisions of applicable law, including the Delaware Act, or in accordance with the express provisions of this Agreement.  The Company shall cause the Partnership Group Companies to comply with contracts and agreements to which they are a party.

5.2       Actions by the Board; Delegation of Authority and Duties; Reliance by Third Parties.

(a)       In managing the business and affairs of the Company and exercising its powers, the Board may act through meetings and written consents pursuant to Sections 5.4 and 5.5,

respectively, and through any Officer of the Company to whom authority and duties have been delegated pursuant to Section 5.6.

(b)       Any Person dealing with the Company may rely on the authority of any Officer in taking any action in the name of the Company authorized by the Board without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

5.3       Board Composition.

(a)       Composition.

(i)       The Board shall initially be composed of five (5) directors (or such other number of directors as the Board may unanimously determine) that are natural persons (each, a “Director” and, collectively, the “Directors”).  The Directors shall be “managers” within the meaning of Section 18-101 of the Delaware Act.  No Director in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to the Directors acting through the Board and to such other committees of the Board, and Officers and agents of the Company, as designated by the Board.  Three (3) Directors shall be designated from time to time by the Class A Member (any Director so designated by the Class A Member, a “Sanchez Director”) and, subject to Section 5.3(d) and Section 5.3(e), two (2) Directors shall be designated from time to time by the Class B Member (any Director so designated by the Class B Member, a “GSO Director”).  The Sanchez Directors and the GSO Directors as of the Effective Date are set forth on Exhibit B. Notwithstanding anything to the contrary provided herein and subject to Section 5.3(e), at any time during which the Class B Member is not entitled to appoint any GSO Directors, the Board does not include a representative of the GSO Investor or the consent of such representative is not required for the Company or any Partnership Group Company to take any act described in Section 5.7(b)(vi), the Class A Member shall appoint an Independent Director to the Board no later than five (5) Business Days after the occurrence of such triggering event.  The Independent Director may only be removed for Cause and no resignation or removal of the Independent Director shall be effective until (i) the Class A Member has provided the Credit Agreement Agent with five (5) Business Days’ prior written notice of such resignation or removal, and (ii) a successor Independent Director is appointed.  No appointment of a successor Independent Director shall be effective until such successor shall have accepted his or her appointment as the Independent Director by a written instrument. In the event of a vacancy in the position of the Independent Director, the Class A Member shall, as soon as practicable, appoint a successor Independent Director.

(ii)       Each Member having the right to designate a Director to the Board hereunder shall also have the right to designate one natural person to act as its Board observer at all meetings of the Board, which designation shall be made by written notice to the Company.  No Board observer shall be entitled to vote on any matter presented to the Board.  After receipt of each such designation under this Section 5.3(a)(ii), the Company will (A) give timely advance notice to each such Board observer of all such meetings of the Board and all proposals to such body for action without a meeting, (B) allow each such Board observer to attend all such meetings and (C) provide each such Board observer with copies of all written materials distributed to the Board, in connection with such meetings or proposals for action without a meeting, including but not limited to all minutes of previous actions and proceedings;  provided,  however, that each such Board observer shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude each such Board observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets.

(b)       Removal; Vacancies.  Subject to Section 5.3(a)(i), no Director may be removed from the Board except at the written direction of the Member(s) entitled to designate such Director, which Member(s) will upon any such removal be entitled to appoint an alternative Director to fill the vacancy.  A Director may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein.  Each of the Members may change or replace any of its respective Directors on the Board upon twenty-four (24) hours’ prior written notice to the Board and the other Members.  Any vacancy in the Board, whether created by the removal, resignation, retirement of a Director or otherwise, shall be filled only by the Member entitled to designate such Director in accordance with this Section 5.3.

(c)       Subsidiaries.  To the extent any Subsidiary of the Company is not a member-managed limited liability company or partnership of which a Partnership Group Company is the managing general partner, the Company shall take all necessary action to ensure that the board of directors, board of managers, partnership committee or similar governing body of such Subsidiary of the Company shall be comprised of designees of each of the Class A Member(s), the Class B Member(s) and the Independent Director, if applicable, that, as nearly as is practicable, are in proportion to the number of their respective designees on the Board and require the vote, consent or decision (and presence for quorum) of each such designee to the same extent as would be required for comparable actions and meetings at the Board.

(d)       Board Restructuring.  Following an Investor Redemption Event and solely for so long as such Investor Redemption Event remains uncured, the size and composition of the Board shall automatically, and without further action by the Board or the Members, be increased in size to seven (7) Directors such that there shall be two (2) additional Directors that shall be designated by the Class B Member, and as a result of which there shall be four (4) GSO Directors in total and three (3) Sanchez Directors in total; provided that, once all pending Investor Redemption Events have been cured, the composition of the Board shall automatically, and without further action by the Board or the Members, be reconstituted in accordance with Section 5.3(a)(i) and the Class B Member shall notify the Company which two (2) natural persons will serve as the GSO Directors, unless Section 5.3(e) would apply at such time.

(e)       Automatic Resignation.  Notwithstanding anything to the contrary contained herein, upon the redemption or liquidation in full of all outstanding Preferred Units pursuant to the Partnership Agreement, (i) all GSO Directors shall automatically be deemed to resign from the Board at the time of such redemption, (ii) the right of the Class B Member to appoint Directors pursuant to Section 5.3(a)(i) or Section 5.3(d), as applicable, shall be null and void and shall be of no further force and effect, (iii) the Class A Member shall have the right to appoint all members of the Board following such redemption and (iv) the Class A Member shall designate one natural person to serve as the Independent Director; provided however, that the Independent Director shall only vote on matters set forth in Section 5.7(c).

5.4       Board Meetings; Quorum; Vote Required.

(a)       Meetings.  The Board shall meet at least quarterly at the offices of the Company (or such other place as determined by the Board).  Special meetings of the Board, to be held at the offices of the Company (or such other place as shall be determined by the Board), shall be called at the direction of any one Director, upon reasonable advance notice, but in any event upon not less than forty-eight (48) hours’ prior written notice, to all Directors.  Subject to the requirements of the Delaware Act, the Delaware Certificate or this Agreement for notice of meetings, the Directors may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened or is not called or convened in accordance with this Agreement.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not properly called or convened.  All meetings of the Board shall be presided over by the chairman of the meeting, who shall be a Person designated by a majority of the Directors.  The chairman of the meeting of the Board shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as determined by him or her to be in order.

(b)       Quorum.  At all meetings of the Board, the presence of a majority of the number of Directors fixed by this Agreement, including at least one GSO Director, or for so long as the Board has seven (7) Directors pursuant to Section 5.3(d), at least one Sanchez Director (such Director, as applicable, the “Minority Director”), shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board; provided, however, that if at least one Minority Director is not present at a meeting of the Board called in accordance with the terms of this Agreement and is not present at the rescheduled meeting of the Board, then no Minority Director(s) shall be required in order to establish a quorum at any meeting that is rescheduled after the initially rescheduled meeting.  Notwithstanding the foregoing, at any meeting which will require a vote under Section 5.7(c), the Independent Director must be present to establish a quorum. Participation by a Director in a meeting in accordance with Section 5.4(a), or pursuant to a valid written consent pursuant to Section 5.5, shall constitute presence in person at a meeting.  If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time for a period not to exceed sixty (60) days, without notice other than announcement at the meeting, until a quorum is present.  A Director may be counted as present for purposes of a quorum of the Board pursuant to a valid written proxy delivered to another Director who is present at such Board meeting.

(c)       Board Voting.  On all matters requiring the vote or action of the Board, each Director shall be entitled to one vote.  Subject to Sections 5.7(b) and 5.7(c), all actions undertaken by the Board must be authorized by the affirmative vote of a majority of Directors at any meeting at which a quorum is present.

(d)       Compensation of Directors.  Directors shall not be entitled to any compensation unless otherwise determined by the Board, acting with unanimous consent.

5.5       Action by Written Consent.  Any action permitted or required by the Delaware Act, the Delaware Certificate or this Agreement to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Directors entitled to vote thereon.  Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board.

5.6       Officers.

(a)       The Officers of the Company shall be appointed as provided in this Section 5.6 and shall include a President and Chief Executive Officer (the “CEO”), a Chief Financial Officer and a Chief Operations Officer, and may include a Secretary, a Treasurer, one or more Vice Presidents (including, one or more Executive or Senior Vice Presidents), and such other Officers with such titles and responsibilities as the Board may from time to time determine.  The Board may choose not to fill any office for any period as it may deem advisable.  Any two or more offices may be held by the same Person and Officers need not be employees of the Company.  The CEO shall be appointed by the Board.  The CEO shall nominate all other potential Officers of the Company, subject to the Board’s confirmation and approval in accordance with Section 5.7(a)(xvii), and any such potential Officer shall become an Officer of the Company upon receipt of such Board confirmation and approval.  Each Officer shall hold office until a successor is duly elected and qualified or until the earlier of his or her death, resignation or removal as hereinafter provided.  Any Officer of the Company may be removed at any time by the Board.  Any vacancy occurring in any office of an Officer because of death, resignation, removal, disqualification or otherwise, may be filled by the Board then in office.  In the case of the absence or disability of any Officer of the Company and of any Person hereby authorized to act in such Officer’s place during such Officer’s absence or disability, the Board may by resolution delegate the powers and duties of such Officer to any other Officer, or to any other Person whom it may select.  Subject to (i) Section 5.7, (ii) any limitations, restrictions or directions provided for in this Agreement or by the Board and (iii) the general oversight of the Board, the CEO and other Officers of the Company shall have, in a manner consistent with the management and control granted to officers of a corporation under the laws of the state of Delaware, power and authority to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as they determine necessary or appropriate to accomplish the foregoing.

(b)       The Officers of the Company as of the Effective Date are set forth on Exhibit C hereto.

(c)       Except as may otherwise be determined by the Board, the duties and responsibilities of the Officers of the Company shall be as follows:

(i)       CEO.  The CEO shall have general and active management and control of the business and affairs of the Company, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect, and shall perform all other duties incident to such office.

(ii)       Chief Financial Officer.  The Chief Financial Officer shall have general and active management and control of the financial affairs of the Company, including assisting in the preparation of the capital budget, subject to the control of the CEO and the Board.

(iii)       Chief Operations Officer.  The Chief Operations Officer shall have general and active management and control of the operations of the Company, subject to the control of the CEO and the Board.

(iv)       Vice Presidents.  Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the CEO, the Chief Financial Officer and the Chief Operations Officer and perform such other duties as the Board or the CEO shall prescribe.

(v)       The Secretary.  The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the Members and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee.  The Secretary shall give or cause to be given notice of all meetings of the Members and of the Board, shall perform such other duties as may be prescribed by the Board or the CEO and shall act under the supervision of the CEO and the Chief Operations Officer.  The Secretary shall keep in safe custody the seal of the Company, if any, and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Company and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer.  The Secretary shall keep in safe custody the certificate books and Member records and such other books and records of the Company as the Board or the CEO may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board, the CEO or the Chief Operations Officer.

(vi)       The Treasurer.  The Treasurer shall have the care and custody of all the funds of the Company and shall deposit such funds in such banks or other depositories as the Board, or any Officer(s) or any Officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve.  The Treasurer shall disburse the funds of the Company under the direction of the Board, the CEO, the Chief Financial Officer and the Chief Operations Officer.  The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Company and shall render a statement of accounts whenever the Board, the CEO, the Chief Financial Officer or the Chief Operations Officer shall so request and shall perform such other duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board, the CEO, the Chief Financial Officer or the Chief Operations Officer.

(d)       The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

5.7       Actions Requiring Approval.

(a)       Board Approval.  In addition to such other matters as the Board may from time to time by resolution determine, none of the Company, any of its Subsidiaries, any of the Partnership Group Companies nor any Officer or agent of the Company on behalf of the Company, any of its Subsidiaries or any of the Partnership Group Companies, shall take any of the actions described in this Section 5.7(a) without the approval of the Directors constituting a majority of the Board (in accordance with Section 5.4), unless the taking of such action is expressly and specifically contemplated by any capital budget approved pursuant to this Section 5.7(a):

(i)       approve, amend, supplement, change or modify any semi-annual plan or budget of the Company, any of its Subsidiaries or any of the Partnership Group Companies;

(ii)      incur general and administrative expenses including “Overhead Costs” as defined in the MSA, (A) in excess of $5.0 million each year during the two calendar years following the Effective Date and (B) thereafter, in excess of $10.0 million in any calendar year;

(iii)     other than (A) drawings under the Credit Agreement or Replacement Credit Agreement for expenditures or other applications in each case that are items included in the then applicable plan or budget approved in accordance with Section 5.7(a)(i) above, (B) Indebtedness not to exceed an aggregate of $15.0 million at any time outstanding for capital leases and purchase money security interests or (C) the incurrence of trade payables arising in the ordinary course of business and obligations under Hedge Agreements, (1) create or incur any Indebtedness, assume any Indebtedness of, or guarantee or otherwise become responsible for the obligations of, any Person, in any single transaction or series of transactions, (2) redeem prior to maturity or refinance any Senior Debt or any other Indebtedness funded or committed at the date of either Preferred Unit Closing (other than pursuant to the mandatory prepayment or redemption provisions thereof) or (3) permit, create or suffer to exist any Lien (other than Permitted Liens) arising from Indebtedness on any material assets or properties of the Company, any of its Subsidiaries or any of the Partnership Group Companies;

(iv)     alter, repeal, amend or adopt, or consent to the waiver of, any provision of this Agreement or the Delaware Certificate or the governing document of any of the Partnership Group Companies;

(v)      change, amend or otherwise modify, or take action outside of, the Company’s purpose (as set forth in Section 1.9) or the Partnership’s purpose (as set forth in Section 2.4 of the Partnership Agreement), or engage in any business activity outside of the AMI;

(vi)     effect any recapitalization, restructuring or reorganization or any Unit, Preferred Unit or Common Unit split;

(vii)    dissolve the Company, any of its Subsidiaries or any of the Partnership Group Companies; take any action that would result in a Bankruptcy Event; adopt a plan of liquidation of the Company any of its Subsidiaries or any of the Partnership Group Companies; take any action to commence any suit, case, proceeding or other action under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company, any of its Subsidiaries or any of the Partnership Group Companies, or seeking to adjudicate the Company, any of its Subsidiaries or any of the Partnership Group Companies as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company, any of its Subsidiaries or any of the Partnership Group Companies; appoint a receiver, trustee, custodian or other similar official for the Company, any of its Subsidiaries or any of the Partnership Group Companies, or for all or any material portion of the assets of the Company, any of its Subsidiaries or any of the Partnership Group Companies; or make a general assignment for the benefit of the creditors of the Company, any of its Subsidiaries or any of the Partnership Group Companies;

(viii)   directly or indirectly purchase or otherwise acquire any assets or all or any part of the business of, or Equity Interests in, or invest in or make a capital contribution to, any Person (other than a wholly owned Subsidiary of the Company), including in connection with the formation of or participation in any joint venture, partnership or similar arrangement;

(ix)     make a loan or extend credit (other than, in the ordinary course, trade credit) to any Person;

(x)      enter into any agreement with respect to, or consummate, any sale of any business or assets, whether by sale, merger, consolidation, restructuring, conversion, recapitalization, transfer or disposition of assets (including, without limitation, entry into any contract, arrangement or other commitment in connection with any volumetric production payment or forward sale of hydrocarbon production), other than with respect to the Partnership’s sale of production in the ordinary course of business;

(xi)     effect any merger, consolidation or other similar business combination of the Company, any of its Subsidiaries or any of the Partnership Group Companies or any sale of all or substantially all of the assets of the Company, any of its Subsidiaries or any of the Partnership Group Companies;

(xii)    except as set forth in Section 5.8 or as set forth in the Securities Purchase Agreement, issue any Additional Units, Equity Interests or Equity Securities;

(xiii)  enter into, amend, modify or terminate any commodity, basis or interest rate hedges or swaps or other derivative transactions, including, without limitation, any Hedging Activity in effect as of the date of the Anadarko Closing or required pursuant to Section 6.7 of the Partnership Agreement;

(xiv)   initiate any litigation or other legal or administrative proceeding or enter into any settlement agreement with respect to any such litigation or other legal or administrative proceeding that requires the payment of any amount greater than $1,000,000 or settle any disputes related to accounts receivable or accounts payable in excess of $1,000,000;

(xv)    change or modify any accounting policies, except as required by applicable regulatory authorities or independent accountants;

(xvi)   enter into, terminate, extend, enforce, amend, or modify, or waive any right under, any contract, agreement, arrangement or transaction between the Company, any of its Subsidiaries or any of the Partnership Group Companies, on the one hand, and any Member or any Affiliate of a Member, on the other hand;

(xvii)  approve the appointment, hiring, termination or removal of any Officer;

(xviii) appoint, remove or terminate the engagement of, or cause the Company or any Subsidiary of the Company to appoint, remove or terminate the engagement of, the independent auditors or reserve engineer for the Company or such Subsidiary; provided that, as of the date of the Effective Date, the Company’s independent auditors shall be KPMG LLP and the Company’s reserve engineer shall be Ryder Scott Company, L.P. and no further Board approval shall be required under this Section 5.7(a)(xviii) for such initial appointments;

(xix)   (A) change or designate the Tax Matters Member or Partnership Representative or, except as contemplated by this Agreement, make any tax election or take, or cause the Company or any Subsidiary of the Company to take, any other action with respect to taxes, including causing the Company or any Subsidiary of the Company to be classified as other than a partnership for federal income tax purposes, or (B) change or designate the Tax Matters Partner or Partnership Representative (each as defined in the Partnership Agreement) pursuant to the Partnership Agreement;

(xx)    enter into, terminate or amend any agreement that could reasonably be expected to result in obligations of more than $10.0 million in any 12-month period that are not otherwise included in the capital budget;

(xxi)   make or declare any distribution or dividend of the Company;

(xxii)  authorize any Subsidiary to make or declare any distribution or dividend or determine the amount of Available Cash;

(xxiii) effectuate an initial public offering of any Equity Interests of the Company or any of its Subsidiaries or any of the Partnership Group Companies;

(xxiv) enter into an agreement with respect to or consummate any Change of Control, Disposition Transaction or any liquidation or dissolution pursuant to Section 12.2 of the Partnership Agreement;

(xxv) approve or disapprove of a transfer of all or any part of the General Partner Interest (as defined in the Partnership Agreement) in the Partnership;

(xxvi) make any payments or distributions to, or effect any redemptions in respect of, Common Units, or make any distributions on any Equity Interests other than in cash;

(xxvii) amend or modify any Senior Debt Agreement, Replacement Credit Agreement or any agreement governing Indebtedness required to be approved by the Board or related documents thereto;

(xxviii) enter into, terminate, extend, amend, or modify any midstream or marketing agreement, including, but not limited to, the Hydrocarbons Marketing Agreement;

(xxix) create any Subsidiary or invest in any Subsidiary that is not wholly owned by the Company;

(xxx)  appoint the UnSub Representative to the Operating Committee pursuant to the Joint Development Agreement; or

(xxxi) take any action, authorize or approve, or enter into any binding agreement with respect to or otherwise commit to do any of the foregoing.

(b)       Full Board and Class B Member Approval.  Notwithstanding anything to the contrary in this Agreement (including duplicative provisions in Section 5.7(a)), in addition to such other matters as the Board may from time to time by resolution determine, so long as there are any Preferred Units outstanding, none of the Company, any of its Subsidiaries, any of the Partnership Group Companies nor any Officer or agent of the Company on behalf of the Company, any of its Subsidiaries or any of the Partnership Group Companies, shall take any of the following actions without having first obtained the unanimous approval of the Directors constituting the entire Board (other than, for the avoidance of doubt, any Independent Director) and the Class B

Member(s) holding a majority of the then-outstanding Preferred Units (together, “Special Approval”):

(i)       incur general and administrative expenses, including “Overhead Costs” as defined in the MSA, (A) in excess of $5.0 million each year during the two calendar years following the Effective Date and (B) thereafter, in excess of $10.0 million in any calendar year; provided that no such general and administrative costs may be incurred without Special Approval if such general and administrative costs do not constitute actual costs (on a cost pass-through and no profit basis) incurred by the “Manager” (as such term is defined under the MSA) or its Affiliates that are incremental costs (over and above cost structure prior to the Anadarko Closing) incurred in connection with the businesses of the Company, its Subsidiaries and Partnership Group Companies, and, to the extent such general and administrative costs relate to the management of properties or assets in which any of the (x) Partnership Group Companies and (y) Sanchez Vehicles and/or Blackstone Newco own an interest, such costs are allocated 60% to the Partnership and 40% to the Sanchez Vehicles, respectively, after taking into account reimbursements of such costs from Blackstone Newco, if applicable;

(ii)      other than (A) any drawings under the Senior Debt Agreement(s) (1) at the time of the KNOC Closing or Dual Closing, if any, and for the first year thereafter under the Demand Facility not to exceed an aggregate of $500.0 million (provided that exchange into a Demand Facility pursuant to the terms of the Fee Letter as of the date hereof with the first year of the closing shall be permitted hereunder), or (2) at the time of the Anadarko Closing that occurs in a Separate Closing, and for the first year thereafter (subject to increase at the KNOC Closing, if applicable, pursuant to clause (ii)(A)(1)) under the Demand Facility not to exceed an aggregate of $330.0 million (provided that exchange into a Demand Facility pursuant to the terms of the Fee Letter as of the date hereof with the first year of the closing shall be permitted hereunder), in each case such amount to be reduced by the value of the Initial Debt Replacement Units, if any, and Final Debt Replacement Units, if any, funded in accordance with Section 2.01(c) or Section 2.02(b), respectively, of the Securities Purchase Agreement), (B) any drawings under the Credit Agreement or Replacement Credit Agreement(s) following the Anadarko Closing, provided that (I) after giving effect to such drawing(s), the remaining undrawn committed capacity under the Credit Agreement or Replacement Credit Agreement(s) is not less than twenty percent (20%) of the total committed borrowing base then available under the Credit Agreement or Replacement Credit Agreement(s) and (II) pro forma for such drawing and the application of such proceeds as approved by the Board, the Partnership will not have more than $25.0 million of cash on hand; provided further that total outstanding Indebtedness under clauses (A) and (B) of this Section 5.7(b)(ii) shall not exceed $700.0 million if the Tag Right Interests are transferred or conveyed in connection with the exercise of the Tag Right, or $466.0 million if the Tag Right Interests are not so transferred or conveyed, at any time without Special Approval, (C) Indebtedness not to exceed $15.0 million at any time outstanding for capital leases and purchase money security interests and (D) the incurrence of trade payables arising in the ordinary course of business and obligations under Hedge Agreements, (1) create or incur any Indebtedness, assume any Indebtedness of, or guarantee or otherwise become responsible for the obligations of, any Person, in any single transaction or series of transactions, (2) redeem prior to maturity utilizing Indebtedness or refinance any Senior Debt or any other Indebtedness funded or committed at the date of either Preferred Unit Closing (other than pursuant to the mandatory prepayment or redemption provisions thereof) or (3) permit, create or suffer to exist any Lien (other than Permitted Liens) arising from Indebtedness on any material assets or properties of the Company, any of its Subsidiaries or any of the Partnership Group Companies; provided that, notwithstanding anything to the contrary in this Section 5.7(b)(ii), neither the unanimous approval of the Directors constituting the entire Board nor the approval of the Class B Member shall be required in connection with the incurrence of any Indebtedness if the proceeds of such Indebtedness are used to redeem the outstanding Preferred Units in full, inclusive of an amount of cash equal to the Base Preferred Return Amount with respect to each outstanding Preferred Unit, as may be required pursuant to the Partnership Agreement;

(iii)     amend or modify any Senior Debt Agreement, Replacement Credit Agreement or any other agreement governing other Indebtedness, including any document related thereto, other than as relating to the incurrence of Indebtedness under Section 5.7(a)(iii)(B) or Section 5.7(b)(ii)(C) that does not require Special Approval;

(iv)     change, amend or otherwise modify, or take action outside of, the Company’s purpose (as set forth in Section 1.9) or the Partnership’s purpose (as set forth in Section 2.4 of the Partnership Agreement), or engage in any business activity outside of the Core Area of the AMI;

(v)      effect any recapitalization, restructuring or reorganization or any Unit, Preferred Unit or Common Unit split; provided that the foregoing shall not restrict the issuance of additional Common Units pursuant to the terms of the Partnership Agreement;

(vi)     dissolve the Company, any of its Subsidiaries or any of the Partnership Group Companies; take any action that would result in a Bankruptcy Event of the Company, any of its Subsidiaries or any of the Partnership Group Companies; adopt a plan of liquidation of the Company any of its Subsidiaries or any of the Partnership Group Companies; take any action to commence any suit, case, proceeding or other action under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company, any of its Subsidiaries or any of the Partnership Group Companies, or seeking to adjudicate the Company, any of its Subsidiaries or any of the Partnership Group Companies as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company, any of its Subsidiaries or any of the Partnership Group Companies; appoint a receiver, trustee, custodian or other similar official for the Company, any of its Subsidiaries or any of the Partnership Group Companies, or for all or any material portion of the assets of the Company, any of its Subsidiaries or any of the Partnership Group Companies; or make a general assignment for the benefit of the creditors of the Company, any of its Subsidiaries or any of the Partnership Group Companies;

(vii)    directly or indirectly purchase or otherwise acquire any assets or all or any part of the business of, or Equity Interests in, or invest in or make a capital contribution to, any Person (other than a wholly owned Subsidiary of the Company), including in connection with the formation of or participation in any joint venture, partnership or similar arrangement;

(viii)   make a loan or extend credit (other than in the ordinary course trade credit) to any Person;

(ix)     enter into any agreement with respect to, or consummate, any sale of any business or assets, whether by sale, merger, consolidation, restructuring, conversion, recapitalization, transfer or disposition of assets (including, without limitation, any exercise of tag rights of the Partnership or the occurrence of a Sale Transaction, in each case, under the Joint Development Agreement, or entry into any contract, arrangement or other commitment in connection with any volumetric production payment or forward sale of hydrocarbon production), other than with respect to the Partnership’s sale of production in the ordinary course of business or a sale that occurs concurrent with the redemption of the outstanding Preferred Units in full, inclusive of an amount of cash equal to the Base Preferred Return Amount with respect to each outstanding Preferred Unit (as may be required pursuant to the Partnership Agreement);

(x)      (A) create, grant or issue any Additional Units or Equity Interests of the Company or (B) create, grant or issue (1) a General Partner Interest (as defined in the Partnership Agreement) or (2) any Equity Securities of the Partnership that (w) have a liquidation preference or any rights senior to or on parity with the Preferred Units, (x) require the Partnership to pay dividends or distributions that will have priority to or parity with dividends or distributions payable on the Preferred Units, (y) have rights to dividends or distributions that would reduce the Preferred Units’ distributions under the Partnership Agreement or that would be permitted to receive cash distributions prior to liquidation or redemption of the outstanding Preferred Units in full, inclusive of an amount of cash equal to the Base Preferred Return Amount with respect to each outstanding Preferred Unit (as may be required pursuant to the Partnership Agreement), or (z) results in Sanchez Parent and its Affiliates beneficially owning less than 51.0% of the economic interest in the Partnership (excluding any economic interest related to the Preferred Units);

(xi)     enter into, amend, modify or terminate any commodity, basis or interest rate hedges or swaps or other derivative transactions other than those permitted to be entered into pursuant to Section 6.7 of the Partnership Agreement;

(xii)    initiate, compromise or settle any litigation, administrative proceeding or other dispute involving an amount greater than $2,500,000;

(xiii)   enter into, terminate, extend, enforce, amend, or modify, or waive any right under, any contract, agreement, arrangement or transaction between the Company, any of its Subsidiaries or any of the Partnership Group Companies, on the one hand, and any Member or any Affiliate of a Member, on the other hand; provided, that (A) with respect to any contract, agreement, arrangement or transaction between any of the Partnership Group Companies, on the one hand, and an Affiliate of a Member (other than, with respect to the Sanchez Investor, SPP), on the other hand, no such approval shall be required under this Section 5.7(b)(xiii) if the entry into, termination, extension, enforcement, amendment or modification of, or waiver of any right under, such contract, agreement, arrangement or transaction (x) is on terms no less favorable to the Partnership Group Companies than would be obtained in a comparable arm’s length transaction with an independent third party and (y) (I) such action would not be reasonably expected to (and does not ultimately) result in revenue to, or costs or expenses incurred by, the Company, any of its Subsidiaries or the Partnership Group Companies of more than $5.0 million or (II) such action together with all prior such action(s) in respect of any Member or Affiliate of any Member would not be reasonably expected to result in revenue to, or costs or expenses incurred by, the Company, any of its Subsidiaries or the Partnership Group Companies when considered in the aggregate of more than $25.0 million for any period of time (the immediately preceding clauses (I) and (II) collectively, the “Affiliate Threshold”) and (B) with respect to any contract, agreement, arrangement or transaction between any of the Partnership Group Companies, on the one hand, and SPP, on the other hand, that is in excess of the Affiliate Threshold, the approval of the Class B Member required under this Section 5.7(b)(xiii) shall not be unreasonably withheld, conditioned or delayed; provided that it is expressly acknowledged that the Class B Member may withhold such approval or consent if the contract, agreement, arrangement or transaction with SPP (x) is on terms less favorable to the Partnership Group Companies than would be obtained in a comparable arm’s length transaction with an independent third party or (y) is not approved in writing by the independent members of the board of directors of Sanchez Parent, the conflicts committee of the board of directors of the general partner of SPP and Blackstone Newco, or (z) Sanchez Parent and its Affiliates and Blackstone Newco, respectively, are not assuming a proportional share of such contract, agreement, arrangement or transaction, based on each party’s respective working interests associated with the related contract or expenditure, on the same terms and conditions as the Partnership; provided that, notwithstanding anything to the contrary in this Section 5.7(b)(xiii), neither the unanimous approval of the Directors constituting the entire Board nor the approval of the Class B Member shall be required in connection with any sale of any business or assets to any Member or any Affiliate of a Member if the proceeds of such sale are used to redeem the outstanding Preferred Units in full, inclusive of an amount of cash equal to the Base Preferred Return Amount with respect to each outstanding Preferred Unit, as may be required pursuant to the Partnership Agreement.

(xiv)   appoint, remove or terminate the engagement of, or cause the Company or any Subsidiary of the Company or Partnership Group Company to appoint, remove or terminate the engagement of, the independent auditors or reserve engineer for the Company or such Subsidiary; provided that, as of the Effective Date, the Company’s and the Partnership’s independent auditors shall be KPMG LLP and the Company’s reserve engineer shall be Ryder Scott Company, L.P. and no further approval shall be required under this Section 5.7(b)(xiv) for such initial appointments; provided further, that following the Effective Date, no approval shall be required under this Section 5.7(b)(xiv) for the appointment of any entity that is listed in Exhibit D hereto as a successor of the independent auditor or reserve engineer, as applicable, provided that the entity designated as the successor independent auditor or reserve engineer is the then-current independent auditor or independent reserve engineer for the Class A Member;

(xv)    (A) change or designate the Tax Matters Member or Partnership Representative or make any tax election or take, or cause the Company or any Subsidiary of the Company to take, any action with respect to taxes that would cause the Company or any Subsidiary of the Company to be classified as other than a partnership for federal income tax purposes, or (B) change or designate the Tax Matters Partner or Partnership Representative (each as defined in the Partnership Agreement) pursuant to the Partnership Agreement;

(xvi)  enter into an agreement with respect to or consummate any Change of Control, Disposition Transaction or any liquidation or dissolution pursuant to Section 12.2 of the Partnership Agreement unless, upon the consummation of such Change of Control, Disposition Transaction or liquidation or dissolution, as the case may be, all outstanding Preferred Units will be redeemed in full, inclusive of an amount of cash equal to the Base Preferred Return Amount with respect to each outstanding Preferred Unit (as may be required pursuant to the Partnership Agreement);

(xvii) transfer all or any part of the General Partner Interest (as defined in the Partnership Agreement) in the Partnership;

(xviii) make any payments or distributions to, or effect any redemptions in respect of, Common Units, in each case, prior to the redemption in full of all Preferred Units by the Partnership, inclusive of an amount of cash equal to the Base Preferred Return Amount with respect to each outstanding Preferred Units (as may be required pursuant to the Partnership Agreement), or make any distributions on any Equity Interests other than in cash;

(xix)   terminate, extend, amend, or modify the Hydrocarbons Marketing Agreement and the Sanchez Letter Agreement;

(xx)    create any Subsidiary;

(xxi)   make or agree to make any amendment, supplement, modification or waiver of any provision of the Joint Development Agreement that, if implemented, would adversely impact the Company, any of its Subsidiaries or any of the Partnership Group Companies in any material respect, including, without limitation, the spacing protections set forth in Section 5.3 of the Joint Development Agreement;

(xxii)  make or agree to make any amendment, supplement, modification or waiver of any provision in either of the Springfield Gathering Agreements that, if implemented, would adversely impact the Partnership Group Companies in any material respect, including any increase in fees or extension of any applicable duration of the demand charge period;

(xxiii) make any election for capital expenditures on behalf of any Partnership Group Company that is different than the election made by a Sanchez Vehicle with respect to operations on assets in which the Partnership Group Companies and Sanchez Vehicles both own an interest (i.e., non-consent for the Partnership and consent for Sanchez Vehicle, or vice versa);

(xxiv) if, as of the end of a calendar quarter preceding the date of determination, the PDP PV-10 Ratio is less than the then-effective Test Level, elect to non-consent for greater than five percent (5%) of the gross wells proposed by Persons other than the Sanchez Vehicles in any rolling twelve-month period; provided that regardless of whether the PDP PV-10 Ratio is equal to or greater than the then-effective Test Level, except pursuant to the rights of the Operating Committee under the Joint Development Agreement, Special Approval shall be required to non-consent to greater than five percent (5%) of gross wells proposed by Blackstone Newco or its Affiliates (or successor owners of its working interests) in any rolling twelve-month period;

(xxv)  make capital expenditures for drilling and completion of wells in any quarterly period commencing twenty-four (24) months after the Effective Date in which as of the end of the calendar quarter preceding the date of determination the PDP PV-10 Ratio was less than the then-effective Test Level, provided that if such capital expenditures constitute an “Approved Operation” (as defined in the Joint Development Agreement) pursuant to the Joint Development Agreement, then the required approval pursuant to this Section 5.7(b)(xxv) will only be applicable to an amendment or modification of such “Approved Operation” or approval of a subsequent “Approved Operation”;

(xxvi) if, as of the end of a calendar quarter preceding the date of determination, the PDP PV-10 Ratio is less than the then-effective Test Level, make any elections under the Joint Development Agreement or any Operating Agreement in respect of the Partnership’s properties with respect to the operation or series of related operations on Existing Producing Wells in excess of $25.0 million in any year;

(xxvii) admit or accept any Obligation (as such term is defined in the APC/KM PSA) contained in any Claim Notice (as such term is defined in the APC/KM PSA) received pursuant to the APC/KM PSA;

(xxviii) provide consent to any transaction pursuant to Section 4(d) or Section 4(f) of the Sanchez Letter Agreement; or

(xxix)   take any action, authorize or approve, or enter into any binding agreement with respect to or otherwise commit to do any of the foregoing.

(c)       Notwithstanding anything to the contrary in this Agreement, at any time during which an Independent Director is required to be appointed, none of the Company, any of its Subsidiaries, any of the Partnership Group Companies nor any Officer or agent of the Company on behalf of the Company, any of its Subsidiaries or any of the Partnership Group Companies, shall, without the consent of the entire Board, including the Independent Director, take any action that would result in a Bankruptcy Event of the Company, any of its Subsidiaries or any of the Partnership Group Companies; adopt a plan of liquidation of the Company any of its Subsidiaries or any of the Partnership Group Companies; take any action to commence any suit, case, proceeding or other action under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company, any of its Subsidiaries or any of the Partnership Group Companies, or seeking to adjudicate the Company, any of its Subsidiaries or any of the Partnership Group Companies as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company, any of its Subsidiaries or any of the Partnership Group Companies; appoint a receiver, trustee, custodian or other similar official for the Company, any of its Subsidiaries or any of the Partnership Group Companies, or for all or any material portion of the assets of the Company, any of its Subsidiaries or any of the Partnership Group Companies; or make a general assignment for the benefit of the creditors of the Company, any of its Subsidiaries or any of the Partnership Group Companies.

5.8       Issuance of Preferred Units and Certain Debt Matters.  If after the Effective Date, (a) an event of default or borrowing base deficiency (or analogous term or event) under any of the Senior Debt Agreements or any other agreements governing any material Indebtedness of any of the Partnership Group Companies (including, without limitation, any Replacement Credit Agreement) has occurred and such event of default remains uncured by the applicable Partnership Group Company for ten (10) Business Days following receipt by the Company of notice of such event of default or (b) any of the Senior Debt Agreements, Replacement Credit Agreements or any other agreements governing any material Indebtedness of any of the Partnership Group Companies prohibits the payment by the Partnership of any Tax Distributions (as defined in the Partnership Agreement) or, following the date that is twelve (12) months following the Effective Date, Distributions in cash on the Preferred Units pursuant to Section 4.1(b) of the Partnership Agreement and such prohibition persists for ten (10) Business Days after the date such distribution is due to be paid, then, notwithstanding Section 5.7, the Class B Member shall have the right, in its sole discretion, to cause the Partnership to issue additional Preferred Units, which number of Preferred Units shall be determined by the Class B Member, in its sole discretion following consultation with the Board, to the GSO Partner on the same terms and conditions that the Preferred Units were issued to the GSO Partner on the Effective Date.  In order to exercise such right, the Class B Member shall deliver a written notice (an “Additional Preferred Units Notice”) to the Company setting forth the request and the number of Preferred Units to be issued by the Partnership.  Notwithstanding Section 5.7, upon receipt of the Additional Preferred Units Notice, the Company and the Board shall be required to cause the Partnership (A) to enter into a purchase agreement with the GSO Partner in substantially the form attached hereto as Exhibit E (with any such changes to the extent the parties thereto may mutually agree) and (B) to issue the number of Preferred Units set forth in the Additional Preferred Units Notice within five (5) Business Days of receipt of the Additional Preferred Units Notice.  The Partnership shall use the proceeds from the issuance of such Preferred Units to the GSO Partner solely to repay outstanding Indebtedness of any of the Partnership Group Companies under any of the Senior Debt Agreements or any other agreements governing any material Indebtedness of any of the Partnership Group Companies (including a Replacement Credit Agreement) so as to remedy the applicable condition(s) described in clauses (a) and (b) of this Section 5.8.

5.9       Enforcement of Affiliate Contracts.  Notwithstanding anything to the contrary in Section 5.7, each of the Members agree that any term or condition of any arrangement, agreement or contract between the Company, any of its Subsidiaries or any of the Partnership Group Companies, on the one hand, and any Affiliate of a Member or Affiliate of the Company (excluding at any pertinent time, any Subsidiary of the Company or Partnership Group Company), on the other hand, other than the APC/KM PSA, shall be exercised or enforced by the Company, the applicable Subsidiary or the applicable Partnership Group Company as directed by the non-Affiliated Member, without the requirement of the approval by the Board or any other Person; provided, however, that any such exercise or enforcement shall not entitle such non-Affiliated Member to vary any obligation of the Company or of such Affiliate under such arrangement, agreement or contract.  The Company will provide to the non-Affiliated Member copies of all formal notices or material correspondence under any of such arrangements, agreements or contracts at the same time as delivery to any counterparty under such arrangements, agreements or contracts.  For clarity, the foregoing shall not permit the Class B Member to enforce the rights and obligations of any Partnership Group Company under the Joint Development Agreement or any Operating Agreement to the extent that the term or condition of such arrangement, agreement or contract relates solely to a party that is not an Affiliate of a Member or Affiliate of the Company (provided, for the avoidance of doubt, the foregoing shall not limit the Class B Member, or the rights of its designees to the Board, under Sections 5.7(a) and 5.7(b)); provided further that, for clarity, the Class B Member shall be entitled to direct the exercise and enforcement by the Company, the applicable Subsidiary or the applicable Partnership Group Company under the Joint Development Agreement or any Operating Agreement to the extent that (i) the term or condition of such arrangement, agreement or contract relates to a party that is an Affiliate of a Member or an Affiliate of the Company and the Class B Member reasonably determines in good faith that there is a conflict of interest by the applicable member of the Sanchez Group in exercising or enforcing such term or condition or (ii) either the applicable member of the Sanchez Group or the Partnership is then in breach of the applicable arrangement, agreement or contract.

5.10       Limitation of Duties and Corporate Opportunities.

(a)       To the fullest extent permitted by law, the Directors (each in his or her capacity as a Director) and the UnSub Representative shall owe no fiduciary or similar duty or obligation whatsoever to the Company, any Member (other than for a Director (other than the Independent Director), the Member designating such Director) or the other Directors, except as required by any provisions of the Delaware Act or other applicable Law that cannot be waived.  Subject to the foregoing, each of the Company and the Members acknowledge and agree that (i) each Director may decide or determine any matter subject to the Board’s approval in the sole and absolute discretion of such Director, it being the intent of all Members that such Director (other than the Independent Director) shall have the right to make such determination solely on the basis of the interests of the Member that designated such Director, (ii) the UnSub Representative shall act at the direction of the Board and (iii) the Independent Director shall only consider the interests of the Company, its Subsidiaries and the Partnership Group Companies, as applicable, when making a determination under Section 5.7(c) and shall not consider the interests of any Members or partners.  Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any Director or the UnSub Representative for or in connection with any such decision or determination, in each case whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are in each case expressly released and waived by the Company and each Member, to the fullest extent permitted by law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Members of the obligations provided in such agreements.

(b)       Each Director and, except as expressly provided herein, each Member and each of their respective Affiliates, shall be free to engage or invest in, and devote its and their time to, any other business venture or activity of any nature and description, regardless of whether such activities are considered competitive with the Company, and neither the Company nor any other Person shall have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Person (or to the income or proceeds derived therefrom), and the pursuit of such other venture or activity shall not be deemed wrongful or improper.  No notice, approval or other sharing of any such other opportunity or activity shall be required and the legal doctrines of “corporate opportunity,” “business opportunity” and similar doctrines shall not be applied to any such competitive venture or activity.

(c)       Notwithstanding anything in this Agreement to the contrary, the Company and each of the Members acknowledges and agrees that certain of the GSO Investor’s Affiliates (which, solely for purposes of this Section 5.10(c), shall include The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group L.P.) (x) have made, prior to the date hereof, and are expected to make, on and after the date hereof, investments (by way of capital contributions, loans or otherwise), and (y) have engaged, prior to the date hereof, and are expected to engage, on and after the date hereof, in other transactions with and with respect to, in each case, Persons engaged in businesses that directly or indirectly compete with the business of the Company, its Subsidiaries and the Partnership Group Companies as conducted from time to time.  The Company and the Members agree that, subject only to the limitations provided in Section 5.10(d) below, any involvement, engagement or participation of the GSO Investor and its Affiliates (including any Director designated to the Board by the GSO Group) in such investments, transactions and businesses, even if competitive with the Company, its Subsidiaries or the Partnership Group Companies, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law or this Agreement and shall not be deemed a conflict of interest.  For the purposes of clarity, the GSO Investor shall be deemed not to violate this Section 5.10 if it or any of its Affiliates shall invest in a fund or other entity, whether or not the GSO Investor Controls such fund or entity that makes an investment that directly or indirectly competes with the Company, its Subsidiaries or the Partnership Group Companies.

(d)       Each of the Company and the Sanchez Investor (on behalf of itself and its respective Affiliates) hereby renounces any co-participation right, expectancy and any other rights (including information rights) with respect to any business opportunity in which the GSO Investor participates or desires or seeks to participate that either (x) is not within the purposes of the

Company as set forth in Section 1.9 or (y) is within such purposes of the Company but is not a business opportunity that (i) the Company presents to a Director solely in such individual’s capacity as a Director or (ii) is identified to the Director solely through the disclosure of information by or on behalf of the Company to the Director (each business opportunity other than those referred to in clauses (x), (y)(i) or (y)(ii) are referred to as a “Renounced Business Opportunity”); for clarity, the GSO Investor and any other member of the GSO Group can pursue other opportunities in the AMI.  Neither the GSO Investor nor any GSO Director nor any Affiliate of any of the foregoing (solely for purposes of this Section 5.10(d), Affiliates of the GSO Investor shall include The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group L.P.) shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or the Sanchez Investor, and the GSO Investor may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity, and any such action shall not be deemed a conflict of interest, a breach of this Agreement, or a breach of any duty.  Notwithstanding anything to the contrary in this Agreement, any business opportunity that is within the purpose of the Company (as set forth in Section 1.9) and which is presented to the GSO Investor solely by the Company (as distinguished from opportunities presented by multiple Persons), will not be pursued by the GSO Investor or by GSO unless otherwise agreed to in writing by a majority of the Sanchez Directors.

(e)       Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the GSO Investor or any of its Affiliates (including any GSO Director and solely for purposes of this Section 5.10(e), Affiliates of the GSO Investor shall include The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group L.P.) for or in connection with any such investment activity or other transaction activity or other matters made in compliance with Section 5.10(c) or Section 5.10(d)), or activities related to any of the foregoing, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by applicable law; provided, however, that the foregoing shall not release any claims for actual fraud, willful misconduct, or a breach of this Agreement.

(f)       Notwithstanding anything in this Agreement to the contrary, each of the Company and the Members acknowledges and agrees that the GSO Investor and its Affiliates (including any GSO Director and solely for purposes of this Section 5.10(f), Affiliates of the GSO Investor shall include The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group L.P.) have obtained, prior to the date hereof, and are expected to obtain, on and after the date hereof, confidential information from other companies in connection with the activities and transactions described in this Section 5.10 or otherwise.  The Company and each of the Members hereby agree that (x) none of the GSO Investor or any of its Affiliates (including any GSO Director and solely for purposes of this Section 5.10(f), Affiliates of the GSO Investor shall include The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group L.P.) has any obligation to use in connection with the business, operations, management or other activities of the Company or to furnish to the Company, its Subsidiaries, the

Partnership Group Companies or any Member any such confidential information, and (y) any claims against, actions, rights to sue, other remedies or other recourse to or against the GSO Investor or any of its Affiliates (including any GSO Director and solely for purposes of this Section 5.10(f), Affiliates of the GSO Investor shall include The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group L.P.) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement) or otherwise, are expressly released and waived by each of the Company and the Members to the fullest extent permitted by applicable law.

(g)       Notwithstanding anything in this Agreement to the contrary:

(i)       the Company and each of the Members acknowledge and agree that as of the Effective Date, SN Maverick, an Affiliate of Sanchez Parent, and Blackstone Newco purchased from Anadarko Petroleum Corporation and Kerr McGee Oil and Gas Onshore LP certain oil, gas and mineral interests in the AMI, in connection therewith entered into the Joint Development Agreement and related Operating Agreements and on and after the Effective Date, Sanchez Investor’s Affiliates (including Sanchez Parent and its Subsidiaries) will engage in oil and gas activities in the AMI related to such assets and agreements including, but not limited to, acquiring oil and gas assets, drilling and completing wells, producing oil and gas, gathering, processing, transporting and marketing oil and gas both for its own account and for the account of Blackstone Newco (the “Additional Sanchez Activities”) and the Additional Sanchez Activities may directly or indirectly compete with the business of the Company, the Partnership Group Companies and any other Subsidiary of the Company as conducted from time to time; and

(ii)       except as set forth in the Joint Development Agreement, the Sanchez Letter Agreement or Section 5.11, the GSO Investor shall not be entitled to and hereby renounces any co-participation right in any business opportunities pursued by SN Maverick and its Affiliates (other than the Company or any of the Partnership Group Companies).

5.11       AMI and Participation in Future Acquisitions.  Upon receipt by the Partnership of an offer from Sanchez Parent or any of its Affiliates of forty percent (40%) of the interest of Sanchez Parent and its Affiliates to be acquired in an AMI Acquisition or other AMI Participation Opportunity, in each case, as such offer is required to be so presented under the Joint Development Agreement or Sanchez Letter Agreement, the Partnership shall automatically, without the need for any further action by the Board or any Member, be deemed to have approved such acquisition of the offered portion of such AMI Acquisition or AMI Participation Opportunity, unless the Class B Member declines such acquisition pursuant to Section 5.7(b), in which case the Partnership Group Companies shall be deemed to have irrevocably waived their right to acquire any properties and assets comprising the AMI Acquisition or other AMI Participation Opportunity if such acquisition is consummated on the terms and subject to the conditions presented to the Partnership within one-hundred fifty (150) days from the date that the Class B Member declines such acquisition.  If the Partnership has been deemed to approve any AMI Acquisition or other AMI Participation Opportunity, then (a) the Company shall cause the Partnership to consummate the AMI Acquisition or other AMI Participation Opportunity on the terms and conditions required by the Joint Development Agreement or the Sanchez Letter Agreement and such acquisition shall be funded by the Partnership (and the Members agree to cause their respective Affiliates who are limited partners in the Partnership to comply with the following) as follows, unless otherwise mutually determined by the Board acting with unanimous consent: (i) first, with cash on hand at the Partnership Group Companies, provided that the Partnership has not then failed to pay when due any Tax Distributions or any quarterly Distributions to the Preferred Units in cash pursuant to Section 4.1(b) of the Partnership Agreement and such failure is continuing, (ii) second, by incurring Indebtedness by drawing upon the Credit Agreement (or any Replacement Credit Agreement), provided that, with respect to any funding of such acquisition under either the immediately preceding clause (i) or this clause (ii), (A) the use of cash on hand at the Partnership Group Companies and any such drawing upon the Credit Agreement (or any Replacement Credit Agreement) does not result in undrawn committed borrowing capacity of less than sixty percent (60%) of the total committed borrowing base to then be available under the Credit Agreement (or any Replacement Credit Agreement), and (B) the ratio of (x) the sum of outstanding Indebtedness of the Partnership Group Companies and the Base Preferred Return Amount to (y) LTM EBITDA (as defined in the Credit Agreement) shall not exceed the levels set forth on Exhibit F immediately prior to and pro forma for such acquisition, (iii) third, by causing the Partnership to issue additional Preferred Units to Affiliates of the Class B Member designated by the Class B Member in an amount equal to 60% of the remaining purchase price and additional Common Units to Affiliates of the Class A Member designated by the Class A Member in an amount equal to 40% of the remaining purchase price; provided that the Class A Member and its Affiliates shall not be required to fund any amounts pursuant to this clause (iii) if prohibited from doing so pursuant to any agreement governing any Indebtedness of such entities and their Affiliates and (iv) fourth, any remaining amounts shall be satisfied by causing the Partnership to issue additional Preferred Units to Affiliates of the Class B Member designated by the Class B Member pursuant to a purchase agreement in substantially the form attached hereto as Exhibit E (with any such changes to the extent the parties thereto may mutually agree).

5.12       Meetings of the Members.  Meetings of the Members may be called by the Board, but shall not otherwise be required for any purpose, except as may be required by applicable Law.

(a)       Place of Meetings.  The Board may designate any place as the place of meeting for any meeting of the Members.

(b)       Notice of Meetings.  Written or printed notice stating the place, day and hour of the meeting and the purposes for which the meeting is called shall be delivered to each Member entitled to vote thereat not less than five (5) Business Days (or forty-eight (48) hours in the case of a telephonic meeting) before the meeting.

(c)       Manner of Acting.  When a vote on any matter is required by the Members, each Member shall be entitled to one vote for each Unit held by such Member within a specified class or series of Units entitled to vote on such matter.  Unless otherwise provided by Law or this Agreement, the affirmative vote of a majority of the Units having the right to vote on the matter or action subject to such vote shall constitute the act of the Members and the affirmative vote of a majority of the Units of a specified class or series having the right to vote on the matter or action subject to such vote shall constitute the act of the Members holding that class or series of Units.

(d)       Proxies.  At any meeting of the Members of a specified class or series of Units, a Member may vote by proxy executed in writing by such Member or by its duly authorized representative.

(e)       Written Actions.  Any action required to be, or which may be, taken by Members may be taken without meeting if consented thereto in a writing setting forth the action so taken and signed by all of the Members entitled to vote who are required to take such action.

(f)       Telephonic Participation in Meetings.  Members may participate in any meeting through telephonic or similar communications equipment by which all Persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

5.13       Company Covenants, Representations and Warranties.

(a)       Notwithstanding anything in this Agreement to the contrary, for so long as any Preferred Units remain outstanding or any obligations under the Senior Debt Agreements remain outstanding, the Company shall not, and shall cause each of the Partnership Group Companies not to:

(i)       fail to observe all corporate, limited liability company or partnership formalities and other formalities required by their respective organizational documents or the laws of the jurisdiction where such entity is organized, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Delaware Act (or such other applicable Law in the jurisdiction where such entity is organized);

(ii)      commingle its funds or assets with the funds or assets of any other Person; provided, however, that distributions made by the Partnership not in violation of the Partnership Agreement or any Senior Debt Agreement shall not be considered assets of the Partnership for purposes of this Section 5.13(a)(ii);

(iii)     fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates);

(iv)     maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(v)      hold itself out to be responsible for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person (other than pursuant to the arrangements provided for in (A) the APC/KM PSA, (B) the KNOC PSA, (C) the MSA, (D) the Hydrocarbons Marketing Agreement, (E) the Sanchez Letter Agreement, (F) the Drilling Commitment Agreement and (G) financing fees paid at the Anadarko Closing and KNOC Closing or Dual Closing, as applicable);

(vi)     fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity (provided, the Partnership may authorize agents pursuant to the MSA, in their own name as agents for the Partnership, to perform management services on behalf of the Partnership);

(vii)    fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;

(viii)   fail to pay its own liabilities from its own funds (other than pursuant to the arrangements provided for in (A) the APC/KM PSA, (B) the KNOC PSA, (C) the MSA, (D) the Hydrocarbons Marketing Agreement, (E) the Sanchez Letter Agreement, (F) the Drilling Commitment Agreement and (G) financing fees paid at the Anadarko Closing and KNOC Closing or Dual Closing, as applicable);

(ix)     identify its partners or other Affiliates, as applicable, as a division or part of it;

(x)      guarantee, or otherwise become a restricted subsidiary pursuant to any agreement governing, the Indebtedness of the Sanchez Investor or any of its Affiliates (other than the Company or the Partnership Group Companies);

(xi)     fail to be adequately capitalized to engage in its business separate and apart from Sanchez Parent and its Affiliates and to remain solvent; provided the foregoing shall not be construed as imposing an obligation on any Member to contribute or loan additional capital, property or services to the Company;

(xii)    fail to ensure that all material transactions between the Company, its Subsidiaries or the Partnership Group Companies, on the one hand, and any member of the Sanchez Group, on the other hand, whether currently existing or hereafter entered into, will be on an arm’s length basis; or

(xiii)  have the same slate of Persons serving as officers of Sanchez Parent or any of its Affiliates (excluding the Company, any of its Subsidiaries and the Partnership Group Companies) also serve in the same capacities with the Company, any of its Subsidiaries or any of the Partnership Group Companies.

(b)       The assets of the Company and its Subsidiaries or the Partnership Group Companies have not been and will not be listed as assets on the financial statement of any other Person; provided, however, that the assets of the Company and its Subsidiaries or the Partnership Group Companies may be included in a consolidated financial statement of Sanchez Parent and its Affiliates, provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company and its Subsidiaries or the Partnership Group Companies and the Members and their Affiliates and to indicate that the Company’s and its Subsidiaries or the Partnership Group Companies’ assets and credit are not available to satisfy the debts and other obligations of the Members and their Affiliates or any other Person and (ii) such assets shall be listed on the Company’s and its Subsidiaries or the Partnership Group Company’s own separate balance sheet(s).  Such consolidation shall not affect the status of the Company and its Subsidiaries or the Partnership Group Companies as separate legal entities with its separate assets and separate liabilities.  The Company (in its capacity as the general partner of the Partnership) and the Partnership Group Companies have maintained and will maintain their respective books, records, resolutions and agreements as official records.  Failure by the Company (in its capacity as the general partner of the Partnership) or the Partnership Group Companies to comply with any of the obligations set forth in this Section 5.13(b) shall not affect the status of the Company, the Partnership and each other Partnership Group Company as a separate legal entity, each with its separate assets and separate liabilities.

(c)       The Members acknowledge and agree that the Company and each of the Partnership Group Companies are special purpose, non-guarantor, unrestricted Subsidiaries of Sanchez Parent or any Affiliate thereof and shall be bankruptcy remote from Sanchez Parent or any Affiliate of Sanchez Parent that is not the Company or is not included in the Partnership Group Companies.

5.14       Tag-Rights Control.  With respect to a transfer by Blackstone Newco, at any time (a) following the fifth anniversary of the Effective Date or (b) during any calendar quarter in which the PDP PV-10 Ratio is less than the then-effective Test Level, if any Partnership Group Company receives a Tag-Along Offer (as such term is defined in the Joint Development Agreement) pursuant to the Joint Development Agreement, the Class B Member shall be permitted to cause the Partnership Group Companies to participate in the subject Tag-Along Transaction (as such term is defined in the Joint Development Agreement) in accordance with the terms of the Joint Development Agreement.  With respect to a transfer by SN Maverick or any Sanchez Vehicle, the Class B Member shall be permitted to cause the Partnership Group Companies to participate in the subject Tag-Along Transaction (as such term is defined in the Joint Development Agreement and the Sanchez Letter Agreement) pursuant to the Joint Development Agreement or the Sanchez Letter Agreement.

5.15       Certain Workover and Recompletion Operations.  If, as of the end of any calendar quarter preceding a date of determination, the PDP PV-10 Ratio is less than the then-effective Test Level, the Class B Member shall be entitled to (a) propose in writing to Sanchez Investor from time to time workover or recompletion operations relating to the Partnership Group Companies’ assets, in each case pursuant to the terms of the Joint Development Agreement or any applicable Operating Agreement and (b) cause the Partnership to deliver such proposal in writing to Sanchez Parent.  Upon receipt of such proposal, the Board will instruct the UnSub Representative to propose such operations to the Operating Committee in accordance with the terms of the Joint Development Agreement and vote in favor of such operations.  Notwithstanding anything to the contrary contained herein, upon compliance with the foregoing terms of this Section 5.15, there shall be no liability on behalf of the Partnership or the UnSub Representative if such proposed operations are rejected or otherwise not approved by the Blackstone Representatives (as defined under the Joint Development Agreement) of the Operating Committee.

Article VI
BOOKS, REPORTS AND COMPANY FUNDS

6.1       Records and Accounting.  The Company shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business.  The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles (“GAAP”).  All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Board.

6.2       Reports.

(a)       The Company shall use commercially reasonable efforts to deliver or cause to be delivered to each Member, within seventy-five (75) days after the end of each Fiscal Year, an annual report containing a statement of changes, if any, in the Member’s equity and the Member’s Capital Account balance for such Fiscal Year, if any.

(b)       The Company shall use commercially reasonable efforts to deliver or cause to be delivered, within seventy-five (75) days after the end of each Fiscal Year, to each Person who was a Member at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income tax returns.

(c)       The Company shall use commercially reasonable efforts to deliver or cause to be delivered, within seventy-five (75) days after the end of each Fiscal Year, all information requested by a Member in order for such Member to complete its unrelated business taxable income and FIRPTA tax filings, if any.

(d)       The Company shall use commercially reasonable efforts to deliver or cause to be delivered to each Member, within sixty (60) days after the end of each Fiscal Year, estimates of each of the items in Sections 6.2(a),  6.2(b) and 6.2(c) to the extent such items have not then been delivered.

(e)       The Company shall cause the Partnership to deliver or cause to be delivered to each of the Members no later than the time delivered to the Partners (as defined in the Partnership Agreement) those reports that are required to be delivered to the Partners pursuant to Section 7.2 of the Partnership Agreement.  The Company shall cause the Partnership to deliver or cause to be delivered to the Class B Member no later than the time delivered to the holders of Preferred Units the information that is required to be delivered to such holders pursuant to Section 5.7 of the Partnership Agreement.

6.3       Inspection by Members.  Except as may be necessary to preserve attorney-client or similar privilege of the Company, any Member, and any accountants, attorneys, financial advisors and other representatives of such Member, may from time to time at such Member’s sole expense for any reasonable purpose, visit and inspect the respective properties of the Company, any of its Subsidiaries or any of the Partnership Group Companies, examine (and make copies and extracts of) the Company’s, any of its Subsidiaries’ or any of the Partnership Group Companies’ respective books, records and documents of any kind, and discuss the Company’s, any of its Subsidiaries’ or any of the Partnership Group Companies’ respective affairs with its employees or independent accountants, all at such reasonable times as such Member may request upon reasonable notice.

6.4       Public Disclosure.  Unless required by Law, including the rules and regulations of any securities exchange (with the advice of counsel to the Company), no press release or public announcement related to the Company, any of the Company’s Subsidiaries, any of the Partnership Group Companies, this Agreement or the transactions contemplated herein or any other announcement or communication shall be issued or made by any Member, a Director, the Company, any of its Subsidiaries or any of the Partnership Group Companies without the advance approval of the Board (including any Directors appointed by the GSO Group), in which case the Board shall be provided a reasonable opportunity to review and provide suggested comments concerning the disclosure contained in such press release, announcement or communication prior to issuance, distribution or publication.  The foregoing shall not limit Sanchez Parent or its Affiliates from publicly filing the Partnership Agreement and making additional disclosures in connection therewith, in each case as required by applicable Law and securities regulations.

Article VII
TAX MATTERS

7.1       Tax Controversies.  Subject to Sections 5.4 and 5.7, for any taxable year beginning before January 1, 2018, the Class A Member is designated as the “Tax Matters Member” as defined in Code Section 6231 (the “Tax Matters Member”) as of the date hereof, and for any taxable year beginning on or after January 1, 2018, the Class A Member is designated as the “Partnership Representative” as defined in Code Section 6223(a), as added by the Bipartisan Budget Act of 2015 (the “Partnership Representative”).  The Tax Matters Member or the Partnership Representative shall cause to be prepared and timely filed (on behalf of the Company) all federal, state and local tax returns, if any, required to be filed by the Company.  The Company shall bear the costs of the preparation and filing of its returns.  Subject to Sections 5.4 and 5.7, the Tax Matters Member or the Partnership Representative shall determine whether to make any elections on behalf of the Company.  Without consent of the Board, the Tax Matters Member or the Partnership Representative shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any Fiscal Year.  In the event the “TEFRA audit provisions” of Code Section 6221 et seq. apply by their terms, the Tax Matters Member shall ensure that each other Member is a notice partner within the meaning of Section 6231(a)(8) of the Code.  Each Member agrees to cooperate with the Tax Matters Member or the Partnership Representative and to do or refrain from doing any and all things required by the Tax Matters Member or the Partnership Representative to conduct such proceedings.  Subject to Sections 5.4 and 5.7, the designation of the Tax Matters Member or the Partnership Representative may be changed from time to time as determined by the Board.

Article VIII
EXCULPATION AND INDEMNIFICATION

8.1       Performance of Duties; No Liability of Members, Directors and Officers.  No Member or Director (in their respective capacities as such) shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other agreements to which such Persons are party or as required by applicable law.  No Member, Director or Officer of the Company (in their respective capacities as such) shall be liable to the Company, and no Director or Officer of the Company (in their respective capacities as such) shall be liable to any Member, for any loss or damage sustained by the Company or such Member (as applicable), unless such loss or damage shall (as finally determined by a court of competent jurisdiction) have resulted from such Person’s fraud, intentional misconduct or, in the case of any Member, willful breach of this Agreement or, in the case of any Director or Officer of the Company, knowing and intentional breach of this Agreement or, in the case of an Officer, breach of such Person’s duties pursuant to Section 5.6(d).  In performing such Person’s duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act.  No Member, Director or Officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, Director or Officer of the Company or any combination of the foregoing.  Nothing in this Agreement shall limit the liabilities and obligations of the Members, or entitle any Member to indemnification hereunder from the Company with respect to any claims made under, when acting in any capacity for or on behalf of the Company other than those expressly described above.  For the avoidance of doubt, nothing in this Agreement shall limit the liability of any Member to any other Member for breach of this Agreement.

8.2       Right to Indemnification.  Subject to the limitations and conditions as provided in this Article VIII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (“Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, a Director or Officer or, in each case, a representative thereof (each, an “Indemnified Person”) shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (“Loss”), unless (a) such Loss shall have been finally determined by a court of competent jurisdiction to have resulted from such Person’s fraud, intentional misconduct or, in the case of any Member, willful breach of this Agreement or, in the case of any Director or Officer, knowing and intentional breach of this Agreement or (b) in the case of an Officer, such Loss shall have been finally determined by a court of competent jurisdiction to have resulted from such Person’s failure to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or other failure to comply with such Officer’s duties pursuant to Section 5.6, or such Officer had reasonable cause to believe his or her conduct was unlawful.  Indemnification under this Article VIII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.  The rights granted pursuant to this Article VIII, including the rights to advancement granted under Section 8.3, shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.  The foregoing indemnification is for the benefit of the Persons identified above acting in the capacities described above and not in any other capacity.  For the avoidance of doubt and notwithstanding anything in this Article VIII to the contrary, nothing in this Agreement shall provide for any indemnification of any Member or any legal representative thereof in respect of any Proceeding by any other Member against such Member for breach of this Agreement.

8.3       Advance Payment.  The right to indemnification conferred in this Article VIII shall include the right to be paid or reimbursed by the Company for the reasonable documented, out-of-pocket, third-party expenses incurred by a Person (other than an Officer of the Company in respect of claims by the Company against such Officer in such Officer’s capacity as such) entitled to be indemnified under Section 8.2 who was, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided,  however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article VIII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified under this Article VIII or otherwise.

8.4       Indemnification of Employees and Agents.  The Company, at the direction of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Sections 8.2 and 8.3.

8.5       Appearance as a Witness.  Notwithstanding any other provision of this Article VIII, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by a Director, Member, Officer, employee or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

8.6       Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right that a Member, Director, Officer or other Person indemnified pursuant to this Article VIII may have or hereafter acquire under any Law (common or statutory) or provision of this Agreement.

8.7       Insurance.  The Board may obtain and maintain, at the Company’s or a Partnership Group Company’s expense, insurance to protect the Members, Directors, Officers, employees and agents from any expense, liability or loss arising out of or in connection with such Person’s status and actions as a Member, Director, Officer, employee or agent.  In addition, the Board may cause the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company and any other Member, Director, Officer or agent of the Company who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VIII.

8.8       Savings Clause.  If this Article VIII or any portion hereof shall be invalidated on any ground by any court or other Governmental Authority of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

8.9       Fund Indemnitors.  The Company hereby acknowledges that certain Indemnified Persons have certain rights to indemnification, advancement of expenses or insurance provided by The Blackstone Group L.P. and certain of its Affiliates or GSO and certain of its Affiliates (collectively, the “Fund Indemnitors”, and the Indemnified Persons benefitting from such rights to indemnification, and other rights, from the Fund Indemnitors, the “Fund Indemnified Persons”).  The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to the Fund Indemnified Persons are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Fund Indemnified Persons are secondary), (b) that it shall be required to advance the full amount of expenses incurred by an applicable Fund Indemnified Person and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights any Fund Indemnified Person may have against the Fund Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Fund Indemnified Person with respect to any claim for which a Fund Indemnified Person has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of a Fund Indemnified Person against the Company.  The Company acknowledges and agrees, notwithstanding anything herein to the contrary, that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 8.9.

Article IX
UNITS, TRANSFERS, AND OTHER EVENTS

9.1       Unit Certificates.

(a)       Units in the Company may be evidenced by certificates in a form approved by the Board (“Certificates”) but there shall be no requirement that the Company issue certificates to evidence the Units.  Any Certificate will bear the following legend reflecting the restrictions on the Transfer of such securities:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “33 ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE 33 ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE 33 ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF MARCH 1, 2017, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE MEMBERS IDENTIFIED THEREIN, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER.  A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE UPON REQUEST.”

(b)       If Certificates have been issued, upon any Transfer of all or a portion of the Units hereunder, the Transferor shall surrender the Certificate(s) representing the Units so Transferred to the Company for cancellation.  If a Certificate represents a greater portion of the Transferor’s Units than that intended for Transfer, upon surrender of such certificate for cancellation the Company shall issue to the Transferor a new Certificate which represents the Units being retained by such Transferor.  Upon a determination by the Board, the Company shall issue to each Transferee who is Transferred Units pursuant to this Agreement and who is admitted to the Company as a Substitute Member in accordance with Section 9.7, a Certificate evidencing the Units held by such Transferee.  Such Certificate shall indicate the Units then owned by such Transferee and shall represent the Units owned by such Transferee from time to time thereafter as set forth in the then effective Exhibit A hereto, regardless of the Units indicated in the Certificate.

Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Certificate and, in the case of any such loss, theft or destruction upon receipt of the Member’s unsecured indemnity agreement, or in the case of any other holder of a Certificate or Certificates, other indemnity reasonably satisfactory to the Board or in the case of any such mutilation upon surrender or cancellation of such Certificate, the Company will make and deliver a new Certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Certificate.

9.2       Record Holders.  The Company shall keep a register or other records which reflect the Units and any Certificates.  Except as otherwise required by law, the Company shall be entitled to, and shall only, recognize the exclusive right of a Person registered on its books as the record holder of a Unit, whether or not represented by a Certificate, to receive distributions in respect of such Unit, to vote as the owner of such Unit and to be entitled to the benefits, and subject to the obligations, of this Agreement with respect to such Unit.

9.3       Restrictions on Transfers of Units.

(a)       General Transfer Restrictions.  No Member shall Transfer any interest in any Units except in accordance with this Section 9.3.  The Class A Member shall not Transfer any interest in any Class A Units in a single transaction or series of related transactions without the prior written consent of the Class B Member, other than to Permitted Transferees (provided, that in the case of a Transfer of Class A Units to a Permitted Transferee that is not already a party hereto, such Permitted Transferee agrees in writing to be bound by this Agreement).  The Class B Member shall not Transfer any interest in any Class B Units in a single transaction or series of related transactions without the prior written consent of the Class A Member (which consent shall not be unreasonably withheld, conditioned or delayed, provided that the Class A Member may withhold such consent if any such Transfer would result in the Class B Member and its Permitted Transferees owning less than a majority of the outstanding Class B Units), other than to Permitted Transferees, provided, however, that following the occurrence and during the continuance of an Investor Redemption Event, the Class B Member may Transfer any interest in any Units without the consent of the Class A Member or the Board.  Subject to Section 9.4, any Transfers by a Member, other than to Permitted Transferees and except as set forth in the provisions of the immediately preceding sentence, shall require the prior approval of the Board.

(b)       Prohibited Transfers.  Notwithstanding anything to the contrary in this Article IX, no Transfer of Units shall be permitted or made if such Transfer would:

(i)       violate the then applicable federal or state securities laws or rules and regulations of the Securities Exchange Commission, any state securities commission or any other Governmental Authority with jurisdiction over such Transfer;

(ii)       terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation;

(iii)       cause the Company to be treated as an association taxable as a corporation or otherwise not to be treated as a partnership for U.S. federal income tax purposes;

(iv)       cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended, or subject the Company , any of its Subsidiaries or any of the Partnership Group Companies to the Investment Advisers Act of 1940, as amended, or the Employee Retirement Income Security Act of 1974, as amended; or

(v)       violate any other provision of this Agreement.

Any Transfer of Units in violation of this Agreement or applicable Law shall be void ab initio, and the Company has the power to rescind such Transfer.

9.4       Disposition Transactions.  In connection with any Disposition Transaction (including by any consolidation, conversion, merger or other business combination involving the Partnership in which Equity Securities are exchanged for or converted into cash, securities of a corporation or other business organization or other property, and any sale of all or substantially all of the assets of the Partnership), (a) none of the Members, the Company or the Partnership Group Companies shall enter into any definitive documentation relating to such Disposition Transaction unless the Partnership has delivered to the Class B Member a written undertaking that expressly provides that upon or prior to the closing of such Disposition Transaction, an amount of cash equal to the Base Preferred Return Amount shall be paid in respect of each Preferred Unit in redemption or liquidation of all outstanding Preferred Units, (b) the Class B Member shall not be obligated to be subject to any non-competition, non-solicitation, or similar restrictive covenants that may be binding on GSO or any of its Affiliates in connection with any Disposition Transaction and (c) upon the consummation of any Disposition Transaction, the Partnership shall have paid or shall concurrently pay an amount of cash equal to the Base Preferred Return Amount with respect to each Preferred Unit in redemption in full or liquidation of all outstanding Preferred Units.  No Disposition Transaction may be consummated if the redemption of the outstanding Preferred Units contemplated by the immediately preceding sentence is not consummated in accordance with the terms hereof.

9.5       Exit Transactions.

(a)       If (i) a Redemption Non-Payment shall have occurred, shall not have been cured within fifteen (15) Business Days thereof and shall be continuing; (ii) after the first anniversary of the Effective Date, the Partnership shall have failed to pay the Quarterly Distribution Amount in cash to the Preferred Units in any two quarters, regardless of whether consecutive, and such failure is continuing; (iii) the Class A Member shall have caused the Company or any Partnership Group Company to take any action that requires Special Approval without first obtaining such Special Approval, provided that such failure has not been cured by the Class A Member within the earlier of (A) thirty (30) days following receipt of written notice of such failure from the Class B Member and (B) thirty (30) days after any Officer becomes aware of such failure; provided further that such cure period shall not apply if the Class A Member has caused the Company or any Partnership Group Company to take any action that requires Special Approval pursuant to Sections 5.7(b)(ii)  (provided that such failure relates to an aggregate amount of Indebtedness that is greater than $10.0 million), 5.7(b)(iii),  5.7(b)(iv) (with respect to the acquisition of any assets outside the Core Area of the AMI), 5.7(b)(v),  5.7(b)(vi),  5.7(b)(ix)  (provided that such failure relates to a sale of business or assets at a price that is greater than $5.0 million), 5.7(b)(x),  5.7(b)(xi)  (provided that such failure represents a variance from the hedging plan established in compliance with Section 6.7 of the Partnership Agreement of greater than five percent (5%) of volumes or relates to derivative transactions other than those permitted to be entered into pursuant to Section 6.7 of the Partnership Agreement), 5.7(b)(xv),  5.7(b)(xvi),  5.7(b)(xvii),  5.7(b)(xviii),  5.7(b)(xix),  5.7(b)(xx),  5.7(b)(xxi),  5.7(b)(xxii),  5.7(b)(xxvii) or 5.7(b)(xxix) in connection with the foregoing; (iv) Sanchez Parent suffers (A) a Specified Event of Default (as such term is defined in the Joint Development Agreement) under a Specified Credit Agreement (as such term is defined in the Joint Development Agreement) and such Specified Event of Default is continuing or (B) an event of default under the Indenture or other agreement governing any Indebtedness for borrowed money of Sanchez Parent and its Subsidiaries (other than the Company and the Partnership Group Companies) in an amount greater than $50.0 million and such event of default has caused the repayment of such Indebtedness to have been accelerated or (v) SN Maverick (or any successor operator under the Joint Development Agreement that is an Affiliate of Sanchez Parent) becomes a Defaulting Operator (as such term is defined in the Joint Development Agreement) and as such has been removed as Operator (as such term is defined in the Joint Development Agreement) pursuant to the Joint Development Agreement or SN Maverick (or any successor operator under the Joint Development Agreement that is an Affiliate of Sanchez Parent) has resigned as Operator at any such time as an Operator Default Event (as such term is defined in the Joint Development Agreement) exists such that SN Maverick (or any successor operator under the Joint Development Agreement that is an Affiliate of Sanchez Parent) can then be removed as a Defaulting Operator pursuant to the Joint Development Agreement (any event in clauses (i), (ii), (iii), (iv) or (v) of this Section 9.5(a), an “Investor Redemption Event”), then, in each such case, the Class B Member shall be entitled to cause (and the Class A Member and the Company agree to facilitate, as reasonably requested by the Class B Member):

(1)       a consolidation or merger of the Company, any of its Subsidiaries or any of the Partnership Group Companies with or into any other business entity or other corporate reorganization;

(2)       a sale of all or any portion of the outstanding Units held by the Members; or

(3)       a transaction in which all or substantially all of the assets of the Company, any of its Subsidiaries or any of the Partnership Group Companies are sold, leased or otherwise disposed of

(each of the transactions described in Sections 9.5(a)(1),  9.5(a)(2) and 9.5(a)(3) are referred to herein as an “Exit Transaction”), provided that, solely with respect to an Investor Redemption Event described in Section 9.5(a)(ii) above (i.e. resulting from the Partnership’s failure to pay the Quarterly Distribution Amount in cash to the Preferred Units in any two quarters (regardless of whether consecutive) and such failure is continuing), the Investor Representative (as such term is defined in the Partnership Agreement) shall only be permitted to cause the Partnership to enter into a definitive agreement for an Exit Transaction after three months following the date upon which such Investor Redemption Event in Section 9.5(a)(ii) occurred.

(b)       If the Class B Member elects to pursue an Exit Transaction:  (i) following good faith consultation with the Board, the Class B Member may exclusively identify, negotiate, structure and otherwise pursue the Exit Transaction, which Exit Transaction may be structured and accomplished as determined by the Class B Member in its sole discretion, whether as a merger, consolidation, sale of all or any portion of the Units, corporate reorganization, sale of assets or otherwise; and (ii) the Exit Transaction shall be effected on the terms and conditions negotiated by the Class B Member, including any terms imposing on the Members’ obligations with respect to reasonable and customary indemnities, escrows, holdbacks or other contingent obligations that are applicable to all Members equally.  In connection with any Exit Transaction, each of the Members shall, if requested by the Class B Member, waive any dissenters’ rights, appraisal rights or similar rights that such Member may have in connection therewith; provided, however, that the Class B Member shall use its reasonable good faith efforts to maximize the Exit Transaction Consideration payable to the holders of Common Units.  In addition, the Company shall, and the Company shall cause its Subsidiaries and the Partnership Group Companies to, take such action as the Class B Member may reasonably request in connection with any proposed Exit Transaction, including engaging an investment banker or other advisor in connection with such Exit Transaction, providing such financial and operational information as the Class B Member may request and causing employees and other representatives of the Company, its Subsidiaries or the Partnership Group Companies to cooperate (including by participating in management presentations, preparing marketing materials and making diligence materials available in an electronic data room) with the Class B Member in any marketing process in connection with any proposed Exit Transaction.  Notwithstanding anything to the contrary herein or in the Partnership Agreement, the Units of the Company and the general partnership interest in the Partnership may only be sold for nominal consideration and the holders of the Units shall not be entitled to receive any consideration in any such Exit Transaction in excess of the Capital Contributions made by such members to the Company as of the Effective Date.

(c)       If the Class B Member elects to pursue an Exit Transaction, then the Sanchez Investor and its Affiliates shall use their commercially reasonable efforts to obtain as promptly as practicable:  (i) the consents or amendments required under the applicable contracts and leases to which the Sanchez Investor or any of its Affiliates is a party that would be necessary to transfer the assets or properties of the Company, any of its Subsidiaries or any of the Partnership Group Companies (including the approval of Sanchez Parent or any of its Affiliates of such transfer under the Joint Development Agreement or any Operating Agreement); and (ii) the consents or amendments to, or the direct assignment of, any purchase, marketing, transportation, storage, processing or sales contract; provided that the Sanchez Investor and its Affiliates shall not be required to expend any amounts in connection with the foregoing unless such expenditures will be reimbursed by the Partnership Group Companies or the potential acquirer in an Exit Transaction, in each case upon the consummation of such Exit Transaction; provided further, that the Sanchez Investor and its Affiliates shall have no liability pursuant to the immediately preceding clause (ii) of this Section 9.5(c) if a Governmental Authority or Blackstone Newco prevents the Sanchez Investor or its Affiliates from providing such consents, amendments or assignments.

(d)       In addition, the Sanchez Investor and its Affiliates shall use their commercially reasonable efforts in order to provide any potential acquirer in an Exit Transaction with reasonable access upon at least five (5) days’ notice to all reasonably necessary information and properties to permit it to perform due diligence with respect to the proposed Exit Transaction, including access to permits, contracts and infrastructure associated with the properties, but only to the extent that such access is requested prior to the closing of such Exit Transaction; provided, that, if so requested by the Sanchez Investor or its Affiliates, such potential acquirer may be required to enter into customary access agreements prior to being provided with such access.

(e)       The Class B Member shall regularly consult and cooperate with the Board with respect to the status of the sale process for such Exit Transaction; provided, however, that the Board and the Class A Member shall have no consent, voting or appraisal rights with respect to the final terms of an Exit Transaction and shall have no right to object to an Exit Transaction that is completed in a manner consistent with this Section 9.5.

(f)       At least fifteen (15) Business Days prior to consummating an Exit Transaction, the Class B Member shall deliver to each of the other Members written notice that shall state (i) that the Exit Transaction has been structured in a manner that complies with this Section 9.5, (ii) the amount and form of consideration to be received by the Company or its Members in the Exit Transaction (“Exit Transaction Consideration”) and (iii) all other material terms and conditions of the Exit Transaction (including the identity of the purchaser) and current drafts of the definitive documents related thereto.

(g)       Each other Member hereby makes, constitutes and appoints the Class B Member, with full power of substitution and re-substitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of any vote or approval of Members required to give effect to this Section 9.5, including any vote or approval required under Section 18-209 of the Delaware Act and any waiver contemplated by Section 9.5(b).  The proxy granted pursuant to this Section 9.5(g) is a proxy coupled with an interest and is irrevocable.

(h)       Each of the Members required to participate in an Exit Transaction (collectively, the “Participating Sellers”), whether in its capacity as a Participating Seller, Member or otherwise, and the Company, its Subsidiaries, the Partnership Group Companies and the Board, shall take or cause to be taken all such actions as may be reasonably necessary or desirable in order expeditiously to consummate such Exit Transaction and any related transactions, including (i) making reasonable and customary representations and warranties, (ii) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, (iii) furnishing information and copies of documents, (iv) filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities and (v) otherwise using reasonable best efforts to fully cooperate with the Class B Member.  Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Class B Member to which all Participating Sellers will also be party, including agreements to (x) make reasonable and customary individual representations, warranties, covenants and other agreements as to the unencumbered title to its Units and the power, authority and legal right to Transfer such Units, (y) provide other reasonable and customary representations, warranties and indemnities, provided that any indemnification for representations and warranties regarding any of the Partnership Group Companies and their respective assets and operations shall be limited to any escrow of proceeds that is established in connection with the Exit Transaction or be limited to the proceeds actually received by the Participating Sellers in the Exit Transaction, and (z) be severally (on a pro rata basis in proportion to the related Exit Transaction Consideration to be received by each Member) liable (whether by purchase price adjustment, escrows, holdbacks, indemnity payments, contingent obligations or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company, its Subsidiaries and the Partnership Group Companies; provided, however, that (i) any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all

Participating Sellers (in proportion to the relative Exit Transaction Consideration to be received by each Member), (ii) no Class A Member shall be liable for any amount in excess of its pro rata share of any indemnification obligation (based on Exit Transaction Consideration) in excess of any amounts placed in escrow and (iii) no Class A Member shall be obligated to be subject to any non-competition, non-solicitation, or similar restrictive covenants that may be binding on GSO or any of its Affiliates in connection with any Exit Transaction.

(i)       The closing of an Exit Transaction shall take place at such time and place as the Class B Member shall specify by notice to each Participating Seller no later than five (5) Business Days prior to the closing of such Exit Transaction.  At the closing of an Exit Transaction, each Participating Seller shall deliver any documentation evidencing the Units to be sold (if any) by such Participating Seller and the assignment thereof, free and clear of any liens, against delivery of the applicable consideration.

(j)       In connection with any Exit Transaction, the Participating Sellers shall receive the Exit Transaction Consideration in accordance with the order of priority specified in Section 4.1(d) of the Partnership Agreement, after any payments required under the Senior Debt Agreements and deduction of the proportionate share of (A) the reasonable, documented, third-party out-of-pocket expenses associated with such sale or Exit Transaction, including the reasonable, documented out-of-pocket legal fees of the Company, its Subsidiaries, the Partnership Group Companies, the Class B Member and each Participating Seller, and reasonable, documented out-of-pocket brokers fees and other commissions and any other expenses incurred by the Class B Member in connection with such Exit Transaction, (B) amounts paid into escrow or held back, in the reasonable determination of the Class B Member, for indemnification or post-closing expenses and (C) amounts subject to post-closing purchase price adjustments; provided, however, that upon the determination of such purchase price adjustments, indemnification or post-closing expenses and upon release of any such escrow or hold back, as applicable, the remaining amount of the Exit Transaction Consideration, if any, shall be distributed to the Participating Sellers so that the total amount distributed is in accordance with the order of priority specified in Section 4.1(d) of the Partnership Agreement.

(k)       Subject to the last sentence of Section 9.5(b), the consideration to be paid to each Member in an Exit Transaction shall be calculated by treating such Exit Transaction as a liquidation of the Company in which all of the assets of the Company (including goodwill) were sold in exchange for the Exit Transaction Consideration (including any deemed assumption of liabilities), as the case may be, and the proceeds of that sale, together with the profits, losses, items of income, gain, loss and deduction, and distributions were applied, allocated and distributed in accordance with the principles and priorities set forth in Section 4.1(d) of the Partnership Agreement.

(l)       No action may be taken under this Section 9.5 if such action would result in the breach of any Senior Debt Agreement, Replacement Credit Agreement or any other agreement relating to material Indebtedness of the Partnership Group; provided,  however, that the Company and the Members shall use their commercially reasonable efforts to obtain a waiver of any such breach or otherwise amend or cause to be amended the terms of any such agreement in a manner which permits such action; and provided further,  however, that this Section 9.5(l) shall not apply if the proceeds from any Exit Transaction are sufficient to, and are used to, pay in full any outstanding borrowings under any such applicable agreements.

(m)       Notwithstanding anything to the contrary provided herein, if an Investor Redemption Event has occurred and given rise to the Class B Member’s rights under this Section 9.5 and (i) has been cured by the Company prior to the earlier of (A) one hundred eighty (180) days following the first occurrence of such Investor Redemption Event and (B) the execution of a bona fide binding definitive purchase agreement with a bona fide purchaser or (ii) all Preferred Units have been redeemed in full for an amount of cash equal to the Base Preferred Return Amount per Preferred Unit prior to the execution of a bona fide binding definitive purchase agreement with a bona fide purchaser, then the provisions of this Section 9.5 will be suspended and the Exit Transaction process shall terminate, provided that, in such case, the Partnership shall pay the reasonable and documented fees and expenses of any investment bank or other advisors (including legal counsel) engaged by the Class B Member prior to such suspension and termination.

9.6       Expenses.  The Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Company for any Transfer or proposed Transfer, regardless of whether consummated.

9.7       Transfers Generally; Substitute Members.

(a)       Additional Procedural Conditions to Transfers.  Without limiting Section 9.3(a), any Transfer of Units shall be valid hereunder only if:

(i)       The Transferor and the Transferee execute and deliver to the Company such documents and instruments of conveyance as may be reasonably requested by the Board to effect such Transfer and to confirm the agreement of the Transferee to be bound by the provisions of this Agreement;

(ii)       The Transferor and the Transferee provide to the Board the Transferee’s taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns; and

(iii)       The Company is reimbursed by the Transferor and/or the Transferee for all costs and expenses that the Company reasonably incurs in connection with the Transfer as required by Section 9.6.

(b)       Rights and Obligations of Transferees and Transferors.  Subject to Section 9.7(c), the Transferee of any Transfer permitted pursuant to this Agreement shall be a Transferee only, and only shall receive, to the extent Transferred, the Economic Interest associated with the Units so Transferred, and such Transferee shall not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such Units remaining with the Transferring Member.  The Transferring Member shall remain a Member even if it has Transferred all of its Units to one or more Transferees until such time as all such Transferees are admitted to the Company as Substitute Members pursuant to Section 9.7(c), as applicable.  In the event any Transferee desires to make a further Transfer of all or any portion of its Units, such Transferee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as the Member who initially held such Units.

(c)       Admission of Transferee as Substitute Member.  Subject to the other provisions of this Article IX, a Transferee shall be admitted to the Company as a Substitute Member following a Transfer of Units in accordance with this Article IX upon satisfaction of all of the following conditions, upon which the Transferee shall have all of the rights and powers, and be subject to all of the restrictions and liabilities, of a Member under the Delaware Act and this Agreement with respect to the Units Transferred:  (i) the Transferee shall become a party to this Agreement as a Member by executing a joinder or counterpart signature page to this Agreement and executing such other documents and instruments as the Board may reasonably request for the sole purpose of confirming such Transferee’s admission as a Member and agreement to be bound by the terms and conditions of this Agreement and (ii) the Transferee pays or reimburses the Company for all reasonable costs that the Company incurs in connection with the admission of the Transferee as a Member as required by Section 9.6.

(d)       Effect on Transferor and Company.  Upon the admission of a Transferee as a Substitute Member, (i) the Transferor shall (A) cease to be a Member with respect to the portion of the Units so Transferred and (B) be released from any obligations arising after the date of such Transfer with respect to the Units so Transferred and (ii) the Transferee will become a Member hereunder with respect to such Units with all the rights and obligations of a Member held by the Transferor in respect of such Units immediately prior to the time of Transfer.

9.8       Closing Date.  Any Transfer and any related admission of a Person as a Member in compliance with this Article IX shall be deemed effective on such date that the Transferee or successor in interest complies with the requirements of this Agreement.

9.9       Effect of Incapacity.  Except as otherwise provided herein, the Incapacity of a Member shall not dissolve or terminate the Company.  In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Member that has experienced such Incapacity shall be deemed to be the assignee of such Member’s Economic Interest and may, subject to the terms and conditions set forth in this Article IX, become a Substitute Member.

9.10       No Appraisal Rights.  No Member shall be entitled to any valuation, appraisal or similar rights with respect to such Member’s Units, whether individually or as part of any class or group of Members, in the event of a merger, consolidation, sale of the Company or other transaction involving the Company or its securities unless such rights are expressly provided by the agreement of merger, agreement of consolidation or other document effectuating such transaction.

9.11       Effect of Non-Compliance.

(a)       Improper Transfers Void.  ANY ATTEMPTED TRANSFER NOT STRICTLY IN ACCORDANCE WITH THE PROVISIONS OF THIS ARTICLE IX WILL BE VOID AB INITIO AND OF NO FORCE OR EFFECT WHATSOEVER, PROVIDED, THAT ANY SUCH ATTEMPTED TRANSFER MAY BE A BREACH OF THIS AGREEMENT, NOTWITHSTANDING THAT SUCH ATTEMPTED TRANSFER IS VOID.

(b)       Other Consequences.  Without limiting the foregoing, if any Unit or Certificate representing a Unit is purported to be Transferred in whole or in part in contravention of this Article IX, the Person to whom such purported Transfer was made shall not be entitled to any rights as a Member whatsoever, including, without limitation, any of the following rights:

(i)       to participate in the management, business or affairs of the Company;

(ii)      to receive any reports pursuant to Section 6.2 hereof or obtain information concerning the Company pursuant to Section 6.3 or any other provision hereof;

(iii)     to inspect or copy the Company’s books or records;

(iv)     to receive any Economic Interest in the Company; or

(v)      to receive upon the dissolution and winding up of the Company the net amount otherwise distributable to the Transferor pursuant to Section 10.2(c)(iii) hereof.

Article X
DISSOLUTION, LIQUIDATION AND TERMINATION

10.1       Dissolution.  The Company will dissolve and its affairs will be wound up only upon the approval of the Board and, if applicable, the Class B Member in accordance with Section 5.7.

10.2       Liquidation and Termination.  On dissolution of the Company, a majority of the Board may appoint one or more other Persons as liquidator(s).  The liquidator will proceed diligently to wind up the affairs of the Company and liquidate the Company’s assets and make final distributions as provided herein.  The costs of liquidation will be borne as a Company’s expense.  Until final distribution, the liquidator will continue to operate the Company properties with all of the power and authority of the Members.  Subject to Section 18-804 of the Delaware Act, the steps to be accomplished by the liquidator are as follows:

(a)       Accounting.  As promptly as possible after dissolution and again after final liquidation, the liquidator will cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)       Payments.  The liquidator will pay from Company funds all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c)       Disposition of Assets.  The Company will dispose of all remaining assets as follows:

(i)       the liquidator may sell any or all Company property, and any resulting gain or loss from each sale will be computed and allocated to the Members pursuant to Section 4.2;

(ii)       with respect to all Company property that has not been sold, the fair market value of that property will be determined and the Capital Accounts of the Members will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable Transfer of that property for the fair market value of that property on the date of distribution; and

(iii)      thereafter, Company property will be distributed among the Members in accordance with Section 4.1.  All distributions made pursuant to this clause (iii) will be made by the end of such taxable year (or, if later, within ninety (90) days after the date of such liquidation).

(d)       Distributions.  All distributions in kind to the Members will be made subject to the liability of each distributee for its allocable share of costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities will be allocated to the distributee pursuant to this Section 10.2.

(e)       Cancellation of Filing.  On completion of the distribution of Company assets as provided herein, the Company will be terminated, and the Board (or such other Person or Persons as may be required) will cause the cancellation of any other filings made as provided in Section 1.6 and will take such other actions as may be necessary to terminate the Company.

Article XI
DEFINITIONS

11.1       Definitions.  As used in this Agreement, the following terms have the following meanings:

“Accredited Investor” has the meaning set forth in Section 2.3(i).

“Additional Preferred Units Notice” has the meaning set forth in Section 5.8.

“Additional Sanchez Activities” has the meaning set forth in Section 5.10(g)(i).

“Additional Units” has the meaning set forth in Section 3.1(a).

“Affiliate” of any Person means any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such particular Person.  For the purposes of this Agreement, The Blackstone Group L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P. shall not be considered or otherwise deemed to be an “Affiliate” of GSO or its Affiliates that are part of the credit-related businesses of The Blackstone Group L.P., but any fund or account managed, advised or subadvised by or Controlled by GSO or its Affiliates within the credit-related businesses of The Blackstone Group L.P. shall be considered an Affiliate of GSO.  For the avoidance of doubt, (i) GSO or its Affiliates or any fund or account managed, advised or subadvised by or Controlled by GSO or its Affiliates shall not be considered an Affiliate of the Partnership or the Company, and (ii) Affiliates of the Sanchez Investor shall include any member of the Sanchez Group.

“Affiliate Threshold” has the meaning set forth in Section 5.7(b)(xiii).

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be amended, modified, supplemented or restated from time to time.

“Allocation Regulations” means Treasury Regulation §§1.704-1(b), 1.704-2 and 1.704-3, as such regulations may be amended and are in effect from time to time and any corresponding provisions of succeeding regulations.

“AMI” has the meaning given to such term in the Joint Development Agreement.

“AMI Acquisition” has the meaning given to the term “Acquisition” in the Joint Development Agreement.

“AMI Participation Opportunity” has the meaning given to such term in the Sanchez Letter Agreement.

“Anadarko Closing” has the meaning set forth in the Securities Purchase Agreement.

“APC/KM PSA” means that certain Purchase and Sale Agreement among Anadarko E&P Onshore LLC, Kerr-McGee Oil and Gas Onshore LP, SN Maverick, the Partnership and Blackstone Newco, dated January 12, 2017, as it may be amended, modified, supplemented or restated from time to time.

“Available Cash” has the meaning given to such term in the Partnership Agreement.

“Bankruptcy Event” means, with respect to any Person, the occurrence of one or more of the following events: (a) such Person (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents or acquiesces by answer or otherwise to the filing against it of a petition for relief or reorganization or rearrangement, readjustment or similar relief or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, dissolution, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt or as insolvent or to be liquidated, (vi) gives notice to any Governmental Authority of insolvency or pending insolvency, or (vii) takes corporate action for the purpose of any of the foregoing; or (b) a court of Governmental Authority of competent jurisdiction enters an order appointing, without consent by such Person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Person, or a petition or involuntary case with respect to any of the foregoing shall be filed or commenced against such Person.

“Base Preferred Return Amount” has the meaning given to such term in the Partnership Agreement.

“Basic Documents” has the meaning assigned to such term in the Securities Purchase Agreement.

“Blackstone Newco” means Aguila Production, LLC.

“Board of Directors” or “Board” has the meaning set forth in Section 5.1.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in Houston, Texas.

“Capital Account” has the meaning set forth in Section 4.3.

“Capital Contribution” means, with respect to any Member, the total amount of money contributed to the capital of the Company by such Member, whether as an initial Capital Contribution or as an additional Capital Contribution.

“Cause” means, with respect to the Independent Director, (a) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties under this Agreement, bad faith or gross negligence, (b) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (c) that such Independent Director is unable to perform his or her duties as Independent Director due to disability or incapacity or (d) that such Independent Director no longer meets the definition of Independent Director.

“CEO” has the meaning set forth in Section 5.6.

“Certificates” has the meaning set forth in Section 9.1.

“Change of Control” has the meaning set forth in the Indenture.

“Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. or any of their respective affiliates, as may be applicable.

“Class A Member” means any Member holding Class A Units with regard to such Person’s particular limited liability company equity interest designated by Class A Units.

“Class A Unit” means a limited liability company Equity Interest in the Company designated as a “Class A Unit” and which shall provide the holder thereof with the rights and obligations specified with respect to a Class A Unit in this Agreement.

“Class B Member” means any Member holding Class B Units with regard to such Person’s particular limited liability company equity interest designated by Class B Units.

“Class B Unit” means a limited liability company Equity Interest in the Company designated as a “Class B Unit” and which shall provide the holder thereof with the rights and obligations specified with respect to a Class B Unit in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Common Unit” has the meaning given to such term in the Partnership Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Confidential Information” has the meaning set forth in Section 12.2.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of, the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  The terms “Controlled” and “Controlling” shall have correlative meanings.

“Core Area” has the meaning given to such term in the Joint Development Agreement.

“Credit Agreement” means the credit agreement governing the up to $500 million senior secured, first-lien, reserve-based revolving credit facility, among the Partnership, as borrower, and JPMorgan Chase Bank, N.A. and Citi, as joint lead arrangers and joint book runners, JPMorgan Chase Bank, N.A. as administrative agent, and JPMorgan Chase Bank, N.A., Citi and the syndicate of banks and financial institutions named therein as the lenders, as amended or modified from time to time.

“Credit Agreement Agent” means the administrative agent under the Credit Agreement or a Replacement Credit Agreement.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as it may be amended from time to time, and any successor statute thereto.

“Delaware Certificate” has the meaning set forth in the Recitals hereto.

“Demand Facility” has the meaning given to such term in that certain Project Lightning Fee Letter, dated January 12, 2017, among J.P. Morgan, Citi and the Partnership, as in effect on the date thereof.

“Director” or “Directors” has the meaning set forth in Section 5.3(a)(i).

“Disposition Transaction” has the meaning given to such term in the Partnership Agreement.

“Distributions” has the meaning given to such term in the Partnership Agreement.

“Drilling Commitment Agreement” has the meaning given to such term in the Securities Purchase Agreement.

“Dual Closing” has the meaning set forth in the Securities Purchase Agreement.

“Economic Interest” means a Person’s right to share in the income or loss or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote, consent or otherwise participate in the management of the Company, the right to designate Directors to the Board, or, except as specifically provided in this Agreement or required under the Delaware Act, any right to information concerning the business and affairs of the Company.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Equity Interests” has the meaning given to such term in the Partnership Agreement.

“Equity Securities” has the meaning given to such term in the Partnership Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Producing Wells” has the meaning given to such term in the Joint Development Agreement.

“Exit Transaction” has the meaning set forth in Section 9.5(a)

“Exit Transaction Consideration” has the meaning set forth in Section 9.5(f).

“FIRPTA” means the Foreign Investment in Real Property Tax Act of 1980.

“Fiscal Year” has the meaning set forth in Section 1.5.

“Fund Indemnified Persons” has the meaning set forth in Section 8.9.

“Fund Indemnitors” has the meaning set forth in Section 8.9.

“GAAP” has the meaning set forth in Section 6.1.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States of America, the United States of America or a foreign entity or government.

“GSO” means GSO Capital Partners LP, a Delaware limited partnership.

“GSO Director” has the meaning set forth in Section 5.3(a)(i).

“GSO Group” means the GSO Investor and its Affiliates, other than the Company, the Partnership and their respective Subsidiaries.

“GSO Investor” has the meaning set forth in the preamble to this Agreement.

“GSO Partner” means GSO ST Holdings LP.

“Hedge Agreements” has the meaning given to such term in the definition of “Indebtedness”.

“Hedging Activity” has the meaning given to such term in the Partnership Agreement.

“Hydrocarbons Marketing Agreement” means the Hydrocarbons Purchase and Marketing Agreement, dated as of the Effective Date, by and between SN Maverick and the Partnership.

“Incapacity” means with respect to any Person, the bankruptcy (as defined in the Delaware Act), liquidation, dissolution or termination of such Person.

“Indebtedness” means, with respect to any specified Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for a deferred purchase price (other than trade payables incurred in the ordinary course of such Person’s business, consistent with past practice), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person under capital leases, (e) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, regardless of whether drawn, (f) all obligations of such Person created or arising under any conditional sale or title retention agreement, (g) all net obligations of such Person payable under any rate, currency, commodity or other swap, option or derivative agreement (collectively, “Hedge Agreements”), (h) all obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, regardless of whether such Person has assumed or become liable for the payment of such obligation and (i) all obligations of others guaranteed by such Person.

“Indemnified Person” has the meaning set forth in Section 8.2.

“Indenture” means that certain Indenture, dated as of June 27, 2014, among the Sanchez Parent, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, as amended or supplemented on or prior to the date hereof, but without giving effect to any amendment or supplement entered into after the date hereof and regardless of whether the Indenture remains in effect.

“Independent Director” means an individual who (1) has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience, (2) is either provided by (x) CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or (y) if none of those companies is then providing professional Independent Directors, a nationally recognized company reasonably approved by the Credit Agreement Agent that provides professional Independent Directors and other corporate services in the ordinary course of its business, and (3) is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(a)       a member, partner, equityholder, manager, director, officer or employee of the Company or the Partnership Group Companies or Affiliates thereof;

(b)       a creditor, supplier or service provider (including provider of professional services) to the Company, any Partnership Group Company, the Member or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors and other corporate services to the Company, the Member or any of its Affiliates in the ordinary course of its business);

(c)       a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)       a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

“Investor Redemption Event” has the meaning set forth in Section 9.5(a).

“Joint Development Agreement” means the Joint Development Agreement, dated as of the Effective Date, among the Partnership, Blackstone Newco and SN Maverick, as it may be amended, modified, supplemented or restated from time to time.

“Joint Properties” means the properties in which Sanchez Parent and its Affiliates (other than, for the avoidance of doubt, the Partnership Group Companies), on the one hand, and any of the Partnership Group Companies, on the other hand, jointly own working interests.

“KNOC Closing” has the meaning set forth in the Securities Purchase Agreement.

“KNOC PSA” has the meaning set forth in the Securities Purchase Agreement.

“Law” means any federal, state and local statute, law (including common law and the Delaware Act), rule, regulation, code, order, ordinance, license, writ, injunction, judgment, award (including awards of any arbitrator) and decree and other legally enforceable requirement enacted, adopted, issued or promulgated by any Governmental Authority.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, right of first refusal or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract or agreement to give any of the foregoing.

“Loss” has the meaning set forth in Section 8.2.

“Member” means each Person identified as a holder of Units on Exhibit A hereto as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Company’s books and records as the owner of one or more Units.  The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Membership Interest” means a Member’s ownership interest in the Company, which may be expressed as one or more Units, including such Member’s right to share in distributions, profits and losses and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by the Members, the right to designate Directors to the Board, and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly providing in this Agreement or otherwise required by the Delaware Act.

“Minority Director” has the meaning set forth in Section 5.4(b).

“MSA” means the Management Services Agreement, dated as of the Effective Date, by and between Sanchez Oil and Gas Corporation and the Partnership, as it may be amended, modified, supplemented or restated from time to time.

“NYMEX Pricing” means, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for each month, and (ii) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com or any successor thereto (as such pricing may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“Officer” means each Person designated as an officer of the Company pursuant to Section 5.6 for so long as such Person remains an officer pursuant to the provisions of Section 5.6.

“Operating Agreement” has the meaning given to such term in the Joint Development Agreement.

“Operating Committee” has the meaning given to such term in the Joint Development Agreement.

“Original LLC Agreement” has the meaning set forth in the Recitals hereto.

“Participating Sellers” has the meaning set forth in Section 9.5(h).

“Partnership” has the meaning set forth in Section 1.9.

“Partnership Agreement” means the Partnership’s Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time.

“Partnership Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period of the Partnership as may be established by the Company.  It is understood and agreed that the first Partnership Fiscal Quarter shall be deemed the period of time commencing on the Effective Date and concluding on the date that is the last day of the Fiscal Quarter during which the Effective Date occurs.

“Partnership Fiscal Year” means the calendar year ending on December 31, or such other annual accounting period for the Partnership as may be established by the Company.

“Partnership Group Companies” has the meaning set forth in Section 1.9.

“Partnership Representative” has the meaning set forth in Section 7.1.

“PDP PV-10” means the net present value, discounted at ten percent (10%) per annum, of the future net revenues (using NYMEX forward curve pricing for the next five (5) years as of the date of determination and flat prices from the fifth calendar year thereafter) expected to accrue to the Partnership’s collective interest in any Proved Developed Producing Reserves (as defined in the Partnership Agreement)  (in each case determined as of the last day of the most recent Partnership Fiscal Year or Partnership Fiscal Quarter for which a reserve report prepared under Section 5.7 of the Partnership Agreement is available) during the remaining expected economic lives of such reserves.  Each calculation of such expected future net revenues shall take into account the mark-to-market value of all Hedge Agreement of the Partnership Group Companies relating to the Partnership’s production and shall be made as of the date requested in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) the pricing assumptions used in determining PDP PV-10 for any particular reserves shall be based upon the Strip Price for the next five (5) years and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differential.

“PDP PV-10 Ratio” means, as of any date of determination, the ratio of (i) PDP PV-10 (determined as of the last day of the most recent Partnership Fiscal Year or Partnership Fiscal Quarter for which a reserve report prepared by an independent reservoir engineering firm is available) to (ii) the sum of the outstanding Indebtedness of the Partnership Group Companies and the Base Preferred Return Amount (as defined in the Partnership Agreement) (disregarding for purposes of this determination clause (ii) in the definition of Base Preferred Return Amount), in each case determined as of the last day of the most recent Partnership Fiscal Year or Partnership Fiscal Quarter (as each are defined in the Partnership Agreement) for which financial statements of the Partnership are available.

“Percentage Interest” means, as of the date of determination (a) with respect to any Member and particular class or series of Unit, that percentage corresponding with the ratio that such Member’s relative number of Units within such class or series bears to the total outstanding number of Units of such class or series held by all Members and (b) with respect to any Member and all Units, that percentage corresponding with the ratio that such Member’s relative Membership Interests represented by its Units bears to the total Membership Interests of all Members represented by their outstanding Units, in each case, as set forth in Exhibit A.

“Permitted Lien” means (i) Liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings with appropriate reserves therefor; (ii) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’ or landlords’ Liens or other like Liens and security obligations that are not delinquent; (iii) matters of record, zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, in each case, which do not materially interfere with the ordinary conduct of business of the Company and its Subsidiaries and do not materially detract from the value or use of the property subject thereto, (iv) Liens securing Indebtedness incurred under any Senior Debt, including pursuant to the Credit Agreement or Replacement Credit Agreement or any other Senior Debt Agreement and (v) Liens permitted under any Senior Debt, including the Credit Agreement or Replacement Credit Agreement or any other Senior Debt Agreement or Replacement Credit Agreement.

“Permitted Transferee” means, with respect to any Person, (i) any of such Person’s Affiliates (it being understood that in the case of (a) the GSO Investor, such Affiliate must be an entity or fund managed, advised or sub-advised by or Controlled by GSO or its Affiliates, and (b) the Sanchez Investor, such Affiliate must be wholly owned, directly or indirectly, by Sanchez Parent for purposes of being deemed a Permitted Transferee), or (ii) any transferee in connection with an Exit Transaction.

“Person” means an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association, “group” (as such term is defined in Section 13(d) of the Exchange Act) or other entity.

“Preferred Unit Closings” has the meaning set forth in the Securities Purchase Agreement.

“Preferred Units” has the meaning given to such term in the Partnership Agreement.

“Proceeding” has the meaning set forth in Section 8.2.

“Quarterly Distribution Amount” has the meaning given to such term in the Partnership Agreement.

“Redemption Non-Payment” has the meaning given to such term in the Partnership Agreement.

“Renounced Business Opportunity” has the meaning set forth in Section 5.10(d).

“Replacement Credit Agreement” means a credit agreement that provides for revolving loans to the Partnership and is established among the Partnership and one or more commercial banks and other commercial lenders in replacement of the current Credit Agreement, which credit agreement shall be on terms and conditions that are generally considered market for a company similarly situated to the Partnership and that, in the aggregate, are at least as favorable to the Partnership as the Credit Agreement; provided that the financial covenants, voluntary prepayments, mandatory prepayments, and provisions relating to events of default, interest costs (including upfront lender fees and discounts), call protection or costs associated with voluntary or mandatory repayment, and restricted payments (including restrictions on Distributions) shall each be at least as favorable to the Partnership as the Credit Agreement; provided, further, that such credit agreement shall in no way limit or restrict the payment of distributions or redemption of the Preferred Units other than as permitted by the terms of the Partnership Agreement as in effect on the Effective Date.

“Sale Transaction” has the meaning given to such term in the Joint Development Agreement.

“Sanchez Director” has the meaning set forth in Section 5.3(a)(i).

“Sanchez Group” means the Sanchez Parent and its Affiliates, Sanchez Investor, SPP, Sanchez Oil & Gas Corporation, Blackstone Newco, and any Person Controlled by any one or more of the foregoing (other than the Company, the Partnership and their respective Subsidiaries).

“Sanchez Investor” has the meaning set forth in the preamble to this Agreement.

“Sanchez Letter Agreement” means that certain Letter Agreement between SN Maverick, Sanchez Parent and the Partnership, dated as of the Effective Date.

“Sanchez Parent” means Sanchez Energy Corporation, a Delaware corporation.

“Sanchez Vehicle” means SN Maverick or Sanchez Parent or any of its Affiliates (other than the Company or its Subsidiaries or any Partnership Group Company) that holds title to any of the properties acquired by SN Maverick at the “Closing” (as defined in the APC/KM PSA) pursuant to the APC/KM PSA or any Joint Properties.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Senior Debt” means credit or other debt facilities or issuances, including, but not limited to, the credit facility provided pursuant to the Credit Agreement.

“Senior Debt Agreements” means the Credit Agreement and any other credit agreement, note purchase agreement, indenture or other agreements evidencing Senior Debt, collectively, and any documents related thereto.

“Separate Closing” has the meaning set forth in the Securities Purchase Agreement.

“SN Maverick” means SN EF Maverick, LLC, a Delaware limited liability company.

“Special Approval” has the meaning set forth in Section 5.7(b).

“SPP” means Sanchez Production Partners LP, a Delaware limited partnership.

“Springfield Gathering Agreements” means (i) the Amended and Restated Lease Dedication and Gas Gathering Agreement, dated effective as of January 1, 2016, between Springfield Pipeline LLC, a Texas limited liability company (“Springfield”), and Anadarko Onshore (as defined in the Securities Purchase Agreement) and (ii) the Amended and Restated Lease Dedication and Oil Gathering Agreement, dated effective as of January 1, 2016, between Springfield and Anadarko Onshore, of which, to the extent related to the properties acquired by SN Maverick and the Partnership at the Anadarko Closing or Dual Closing, as applicable, the rights and obligations of Anadarko Onshore with respect to operations from and after such Anadarko Closing or Dual Closing, as applicable, will be assigned by Anadarko Onshore to Sanchez Parent.

“Strip Price” means, at any time, (i) for the remainder of the current calendar year, the average NYMEX Pricing for the remaining contracts in the current calendar year, (ii) for each of the succeeding three (3) complete calendar years, the average NYMEX Pricing for the twelve (12) months in each such calendar year, and (iii) for the succeeding fourth complete calendar year, and for each calendar year thereafter, the average NYMEX Pricing for the twelve (12) months in such fourth calendar year.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of limited liability, partnership or other similar ownership interests thereof with voting rights at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control, directly or indirectly, the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity.

“Substitute Member” means any Transferee that has been admitted as a Member of the Company pursuant to Section 9.7(c) by virtue of such Transferee receiving all or a portion of a Member’s Units from a Member.

“Tag Right” has the meaning given to such term in the APC/KM PSA.

“Tag Right Interests” has the meaning given to such term in the APC/KM PSA.

“Tax Matters Member” has the meaning set forth in Section 7.1.

“Test Level” means (i) for any quarter in 2017, 1.0x, (ii) for any quarter in 2018, 1.10x, (iii) for any quarter in the period commencing January 1, 2019 and ending December 31, 2021, 1.25x, and (iv) for any quarter in the period commencing January 1, 2022 and ending December 31, 2023, 1.40x.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, gift, grant of a security interest or other direct or indirect disposition or encumbrance (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof, including derivative or similar transactions or arrangements whereby a portion or all of the Economic Interest in, or risk of loss or opportunity for gain with respect to, Units is transferred or shifted to another Person; provided that any indirect transfer of Equity Interests in Sanchez Parent that does not result in a Change of Control shall not be deemed a “Transfer” for purposes of this Agreement.

“Transferee” means a Person that acquires all or any portion of a Member’s Units as a result of a Transfer.

“Transferor” means a Person that Transfers all or any portion of such Person’s Units as a result of a Transfer.

“Unit” means a limited liability company Equity Interest in the Company comprising a Member’s Membership Interest in the Company and designated as a Class A Unit, Class B Unit or any other class of Units designated by the Board.

“UnSub Representative” has the meaning given to such term in the Joint Development Agreement.

11.2       Construction.  Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine, and neuter and (b) terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement, and such words do not refer to the Delaware Act or any particular section, clause or provision of this Agreement.  All references to a Person include such Person’s successors and permitted assigns.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes.  The use herein of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The term “or” is not exclusive.  The definitions set forth or referred to in Section 11.1 will apply equally to both the singular and plural forms of the terms defined and derivative forms of defined terms will have correlative meanings.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.  All accounting terms used herein and not otherwise defined herein will have the meanings accorded them in accordance with GAAP and, except as expressly provided herein, all accounting determinations will be made in accordance with GAAP.  The parties acknowledge that this Agreement has been negotiated by such parties with the benefit of counsel and, accordingly, any principle of law that provides that any ambiguity in a contract or agreement shall be construed against the party that drafted such contract or agreement shall be disregarded and is expressly waived by all of the parties hereto.

Article XII
MISCELLANEOUS

12.1       Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by (a) depositing such writing with a reputable overnight courier for next day delivery, (b) depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or (c) delivering such writing to the recipient in person, by courier or by electronic mail transmission; and a notice, request or consent given under this Agreement is effective upon receipt against the Person who receives it.  All notices, requests and consents to be sent to a Member must be sent to or made at the address given for that Member on Exhibit A, or such other address as that Member may specify by notice to the other Members.  Any notice, request or consent to the Company or the Board must be given to the Board or, if appointed, the secretary of the Company at the Company’s chief executive offices.  Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.2       Confidential Information.  Each Member recognizes and acknowledges that it has received and may in the future receive certain confidential and proprietary information and trade secrets of Sanchez Parent and its Subsidiaries, the Company and its Subsidiaries, the Partnership Group Companies and the Members (including their respective predecessors) (the “Confidential Information”).  Except as otherwise consented to by the Company in writing, each Member agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, use any Confidential Information for any purposes other than in connection with its investment in the Company or disclose any Confidential Information for any reason or purpose whatsoever, except for disclosures:  (i) to authorized directors, managers, officers, representatives, agents and employees of such Member or its Affiliates (other than portfolio companies of the GSO Investor), the Company, its Subsidiaries or the Partnership Group Companies and as otherwise may be proper in the course of performing such Member’s obligations, or enforcing such Member’s rights, under this Agreement and the agreements expressly contemplated hereby, provided, that each such Person is informed of the confidential nature of such Confidential Information, agrees to hold such Confidential Information confidential and that the disclosing Member remains liable for any breach of this provision by such Persons; (ii) made to the limited partners, owners, co-investors, and prospective investors in funds managed, advised or sub-advised by the Class B Member or its Affiliates; provided that if such limited partners, owners, co-investors, and prospective investors are receiving Confidential Information (other than with respect to high-level summary information regarding the operations of the Company, any of its Subsidiaries or any of the Partnership Group Companies (e.g., total production volumes, total revenues, etc.)), such receiving Person shall be subject to confidentiality obligations to the GSO Investor or its Affiliates; (iii) to any bona fide prospective purchaser of the equity or assets of the Company, any of its Subsidiaries, any of the Partnership Group Companies or their respective Affiliates or the Units held by such Member, to prospective financing sources, or a prospective merger partner of such Member, the Company, its Subsidiaries, the Partnership

Group Companies or any of their respective Affiliates and, except in connection with transactions contemplated under Section 9.5 and except as may be precluded by contractual restrictions on disclosure, following prior written notice of such disclosure to the Company or the Partnership, provided, that such purchaser, financing sources, or merger partner agrees in writing to be bound by the provisions of this Section 12.2 or other confidentiality agreement that includes confidentiality and use provisions at least as restrictive as the provisions herein; (iv) to attorneys, accountants and other professionals of such Member or its Affiliates; (v) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation or in connection with any disclosure to regulatory or Governmental Authority that regulates the Class B Member, provided, that the Member shall provide to the Company prompt notice of any such requirement to enable the Company to seek an appropriate protective order or confidential treatment (except no such opportunity shall be afforded in the case of any law, rule or regulation or a routine audit or examination by, or a blanket document request from, a governmental or regulatory entity that does not reference the Company or this Agreement or if notifying the Company in advance of such disclosure is prohibited by applicable law) and shall disclose only that portion of such Confidential Information so required to be disclosed and (vi) by Sanchez Parent in connection with any publicly filed reports to the extent (A) relating to the Partnership Group Companies’ operations and assets and (B) the disclosure of such information is required by applicable law or regulation to be included therein.  For purposes of this Section 12.2, the term “Confidential Information” shall not include any information that (x) a Person learns from a source other than the Company, its Subsidiaries or the Partnership Group Companies, or any of their respective representatives, employees, agents or other service providers, (y) is disclosed to the public or is available in the public domain or (z) was in a Person’s possession prior to disclosure hereunder; provided such information is not known by such Person to be subject to an obligation of confidentiality owed to the other Members.  Furthermore, the Members understand that Members and their representatives who have access to the Confidential Information may retain mental impressions of some aspects of the Confidential Information and the Members agree that neither the Members nor any of their representatives shall have any liability hereunder for use of such mental impressions in evaluating other business opportunities, except as otherwise expressly provided in this Agreement or any ancillary agreement thereto.

12.3       Entire Agreement; Integrated Transaction.  This Agreement, the other Basic Documents and the other agreements and documents expressly referred to herein are intended by the Members as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  This Agreement, the other Basic Documents and the other agreements and documents expressly referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.  Each of the Members acknowledges and agrees that in executing this Agreement (i) the intent of the parties in this Agreement and the other Basic Documents shall constitute an unseverable and single agreement of the parties with respect to the transactions contemplated hereby and thereby, (ii) it waives, on behalf of itself and each of its Affiliates, any claim or defense based upon the characterization that this Agreement and the other Basic Documents are anything other than a true single agreement relating to such matters and (iii) the matters set forth in this Section 12.3 constitute a material inducement to enter into this Agreement and the other Basic Documents and to consummate the transactions contemplated hereby and thereby.  Each of the Members stipulates and agrees (i) not to challenge the validity, enforceability or characterization of this Agreement and the other Basic Documents as a single, unseverable instrument pertaining to the matters that are the subject of such agreements, (ii) this Agreement and the other Basic Documents shall be treated as a single integrated and indivisible agreement for all purposes, including the bankruptcy of any party and (iii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 12.3.

12.4       Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

12.5       Amendment or Modification.  Except for amendments authorized by Section 2.1, this Agreement and any provision hereof may be amended, waived (except as otherwise provided herein), or modified from time to time only by a unanimous written instrument signed by the Members; provided any modifications, amendments or waivers (including by any restatement or supplements) (a) effecting the obligations to appoint, and the rights of, an Independent Director, including without limitation under Sections 5.3(a)(i),  5.3(c),  5.3(e),  5.4(b) and 5.7(c) that adversely affect the Lenders (as defined in the Credit Agreement) under the Credit Agreement, (b) to the definitions of “Independent Director” and “Cause”, and (c) to Sections 5.13,  12.5 and 12.6 shall require the prior written consent of the Credit Agreement Agent, and the Credit Agreement Agent shall be a third party beneficiary hereunder to enforce such provisions.

12.6       Binding Effect.  Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Transferees, Substitute Members or otherwise.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than the Credit Agreement Agent for the matters described in Section 12.5.

12.7       Consent to Jurisdiction; Waiver of Trial by Jury.

(a)       Each Member and the Company irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Court of Chancery of the State of Delaware, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Court of Chancery of the State of Delaware, and (iv) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Court of Chancery of the State of Delaware.  Each Member and the Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each Member and the Company irrevocably consents to service of process in the manner provided for notices in Section 12.1.  Nothing in this Agreement will affect the right of any Member or the Company to serve process in any other manner permitted by applicable law.

(b)       EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO

INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.8       Governing Law.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other jurisdiction.  In the event of a direct conflict between the provisions of this Agreement and any provision of the Delaware Certificate or any mandatory provision of the Delaware Act, the applicable provision of the Delaware Certificate or the Delaware Act shall control.

12.9       Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

12.10       Waiver of Certain Rights.  Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company except as provided herein or to maintain any action for dissolution (whether pursuant to Section 18-802 of the Delaware Act or otherwise) of the Company or for partition of the property of the Company and confirms that such waivers are a material term of this Agreement.

12.11       Notice to Members of Provisions.  By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in Article IX) and (b) all of the provisions of the Delaware Certificate.

12.12       Counterparts.  This Agreement may be executed in multiple counterparts, any of which may be delivered via facsimile or PDF, with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

12.13       Headings.  The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

12.14       Remedies.  The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

12.15       Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.16       No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Member may be a partnership or limited liability company, each Member hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Members shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Member (or any of their successor or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Member (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member (or, in each case, any financing source for any of the foregoing) of any of the foregoing, but in each case not including the Members, whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against such Persons, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith or in connection or contemplation hereof, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

[Separate Signature Page Attached]

IN WITNESS WHEREOF, the Company and the Members have executed this Agreement as of the Effective Date.

COMPANY:

SN EF UNSUB GP, LLC

By:	/s/ Patricio D. Sanchez
Name:	Patricio D. Sanchez
Title:	Chief Executive Officer

MEMBERS:

SN UR HOLDINGS, LLC

By:	/s/ Antonio R. Sanchez, III
Name:	Antonio R. Sanchez, III
Title:	Chief Executive Officer

GSO ST HOLDINGS ASSOCIATES LLC

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

Exhibit A

Members, Capital Contributions and Units Held

Member	Capital Contribution	Capital Account Balance	Units	Percentage Interest

Sanchez Investor	$990	$990	99 Class A Units	99%

GSO Investor	$10	$10	1 Class B Units	1%

Total	$1,000	$1,000	100 Units	100%

Members’ Address for Notices

Sanchez Investor	c/o Sanchez Energy Corporation SN UR Holdings, LLC 1000 Main Street, Suite 3000 Houston, TX 77002 Attention: Gregory Kopel Email: gkopel@sanchezog.com

With a copy to (which shall not constitute notice): Kirkland & Ellis LLP 600 Travis, Suite 3300 Houston, TX 77002 Attn: John D. Pitts Email: john.pitts@kirkland.com

GSO Investor	GSO ST Holdings Associates LLC c/o GSO Capital Partners 1111 Bagby Street, Suite 2050 Houston, TX 77002 Attention: Robert Horn Email: Robert.horn@gsocap.com

With a copy to:

c/o GSO Capital Partners
345 Park Avenue, 31st Floor
New York, NY  10154
Email: GSO Legal@gsocap.com
            GSOValuationsGroup@gsocap.com

With a copy to (which shall not constitute notice):

Andrews Kurth Kenyon LLP
600 Travis Street, Suite 4200
Houston, TX  77002
Attn:  G. Michael O’Leary
          Jon W. Daly
Email: moleary@andrewskurth.com
            jondaly@andrewskurth.com

The Company

SN EF UnSub GP, LLC
1000 Main Street, Suite 3000
Houston, TX  77002
Attention:  Gregory Kopel
Email:  gkopel@sanchezog.com

With copies to:

Sanchez Energy Corporation
1000 Main Street, Suite 3000
Houston, TX  77002
Attention:  Gregory Kopel
Email:   gkopel@sanchezog.com

and

GSO ST Holdings Associates LLC
c/o GSO Capital Partners
1111 Bagby Street, Suite 2050
Houston, TX  77002
Attention:  Robert Horn
Email: Robert.horn@gsocap.com

Exhibit B

Board Designations

Sanchez Directors:

Patricio D. Sanchez
Cameron W. George
Daniel Furbee

GSO Directors:

Robert Horn
Anthony Borreca

Exhibit C

Officers

President and Chief Executive Officer:  Patricio D. Sanchez

Chief Financial Officer and Treasurer:  Cameron W. George

Chief Operating Officer:  Daniel Furbee

Secretary:  Alfredo Gutierrez

Exhibit D

Approved Successor Independent Auditors and
Independent Reservoir Engineers

Approved Independent Auditors

1.       Pricewaterhouse Coopers, LLP

2.       Deloitte LLP

3.       Ernst & Young Global Limited

Approved Independent Reservoir Engineers

4.       DeGolyer & MacNaughton

5.       Netherland Sewell & Associates

6.       Cawley, Gillespie & Associates

Exhibit E

Form of Purchase Agreement

(Attached.)

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is entered into on [●] (the “Closing Date”) by and between SN EF UnSub, LP, a Delaware limited partnership (the “Partnership”) and GSO ST Holdings LP, a Delaware limited partnership (“Preferred Unit Purchaser”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in accordance with Article I.

R E C I T A L S:

WHEREAS, on [●], 2017, the Partnership, Sanchez Energy Corporation, SN EF UnSub GP, LLC (“General Partner”), SN EF UnSub, LP, SN EF UnSub Holdings LLC, GSO ST Associates LLC and the Preferred Unit Purchaser entered into that certain Securities Purchase Agreement (the “Original SPA”);

WHEREAS, pursuant to Section 3.1(c)(ii) of the Partnership Agreement or Section 5.8 of the GP LLC Agreement, upon the occurrence of certain events, then each of the Preferred Unit Purchaser and the Class B Member, respectively, may elect in its sole discretion to cause the Partnership to issue additional Preferred Units to Preferred Unit Purchaser;

WHEREAS, the the Preferred Unit Purchaser and the Class B Member have delivered an Additional Preferred Units Notice (as defined in the Partnership Agreement and GP LLC Agreement) to the Partnership and General Partner on [●], whereby the Preferred Unit Purchaser and Class B Member have elected to cause the Partnership to sell [●] Preferred Units to the Preferred Unit Purchaser; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Partnership will issue to the Preferred Unit Purchaser [●] newly issued Preferred Units in consideration for a contribution to the Partnership by the Preferred Unit Purchaser of $[●]1.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I
DEFINITIONS

Section 1.01     Definitions.  As used in this Agreement, the following terms have the meanings indicated:

 “Affiliate” of any Person means any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such particular Person.  For purposes of this Agreement, (i) The Blackstone Group, L.P. and all private equity funds, portfolio companies, parallel investment entities, and alternative investment entities owned, managed, or Controlled by The Blackstone Group, L.P. or its Affiliates that are not part of the credit-related businesses of The Blackstone Group L.P. shall not be considered or otherwise deemed to be an “Affiliate” of GSO or its Affiliates that are part of the credit-related businesses of The Blackstone Group L.P., but any fund or account managed, advised or sub-advised by or Controlled by GSO or its Affiliates within the credit-related businesses of The Blackstone Group L.P.shall constitute an Affiliate of GSO, and (ii) none of GSO or its Affiliates or any fund or account managed, advised or sub-advised by or Controlled by GSO or its Affiliates shall constitute an Affiliate of the Partnership or the General Partner.

1          Note to Draft: To equal agreed Preferred Unit Purchase Price as of closing.

 “Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in Houston, Texas.

“Class B Member” has the meaning set forth in the GP LLC Agreement.

“Closing” means the issuance and sale of the Preferred Units to the Preferred Unit Purchaser in consideration for $[●] in accordance with Section 2.01.

“Closing Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means “Common Units”, as defined in the Partnership Agreement.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Control” has the meaning set forth in the Partnership Agreement.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C §17-101 et seq. as amended from time to time and any successor to DRULPA.

“Equity Interests” means (i) equity interests (including capital stock, membership interests and partnership interests) of any applicable Person, (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into equity interests, and (iii) warrants, options or other rights to purchase or otherwise acquire or receive equity interests.

“GAAP” means generally accepted accounting principles in the United States.

“General Partner” has the meaning set forth in the recitals.

“Governmental Authority” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“GP LLC Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of the General Partner, dated as of [●], as amended from time to time.

“GSO” means GSO Capital Partners LP, a Delaware limited partnership.

“Hydrocarbon Marketing Agreement” has the meaning set forth in the Partnership Agreement.

“Indebtedness” has the meaning set forth in the Partnership Agreement.

“Joint Development Agreement” has the meaning set forth in the Partnership Agreement.

“Knowledge of Partnership” means the actual knowledge, after due inquiry, of the current duly appointed officers of the General Partner.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Agreement” means the Partnership Agreement, the GP LLC Agreement, any Senior Debt Agreement or Replacement Credit Agreement (as applicable), the Joint Development Agreement, the MSA and the Hydrocarbon Marketing Agreement.2

“MSA” has the meaning set forth in the Partnership Agreement.

“Original SPA” has the meaning set forth in the recitals.

“Partnership” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of [●], as amended from time to time.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Authority.

“Preferred Unit Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Preferred Units” means “Preferred Units”, as defined in the Partnership Agreement.

“Purchased Preferred Units” means those Preferred Units issued pursuant to Section 2.01.

“Replacement Credit Agreement” has the meaning set forth in the Partnership Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Senior Debt Agreement” has the meaning set forth in the Partnership Agreement.

“Subsidiary” has the meaning set forth in the Partnership Agreement.

2          Note to Form: To revise so that at the time of execution, this definition includes agreements of similar materiality to those listed.

Article II
AGREEMENT TO SELL AND PURCHASE

Section 2.01     Contribution and Issuance.  At the Closing, on the terms set forth in this Agreement, the Preferred Unit Purchaser shall contribute and fund to the Partnership by wire transfer of immediately available funds an amount equal to $[●] in consideration for the issuance by the Partnership to the Preferred Unit Purchaser of [●] Preferred Units.  The Partnership shall use the proceeds from such contribution solely to repay outstanding Indebtedness of any of the Partnership and its Subsidiaries under the Senior Debt Agreements or any other agreements governing any material Indebtedness of the Partnership or any of its Subsidiaries (including a Replacement Credit Agreement) so as to remedy the applicable condition(s) that gave rise to event giving the Preferred Unit Purchaser and Class B Member the right to elect to purchase the Preferred Units hereunder.

Section 2.02     Closing.  On the terms and subject to the conditions hereof, the consummation of the funding of $[●] by the Preferred Unit Purchaser shall take place on the Closing Date at the offices of Kirkland and Ellis LLP located at 600 Travis Street, Suite 3300, Houston, Texas 77002.

Section 2.03     Further Assurances.  From time to time after the Closing Date, without further consideration, each of Partnership and the Preferred Unit Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES
RELATED TO THE PARTNERSHIP

As of the Closing, the Partnership represents and warrants to the Preferred Unit Purchaser as follows:3

Section 3.01     Existence and Power. The Partnership has been duly formed and is validly existing as a limited partnership under the Laws of the jurisdiction of the State of Delaware, has the full limited partnership power and authority to own or lease its properties and assets and to conduct its business, and is duly registered or qualified as a foreign limited partnership, as the case may be, for the transaction of business under the Laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the Partnership.  All limited partnership action required to be taken by the Partnership for the execution and delivery by the Partnership of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.  The Partnership has all requisite power and authority to issue, sell and deliver the [●] Preferred Units to be issued to the Preferred Unit Purchaser.

3          Note to Form:  Disclosure schedules to be added/removed at the time of the transaction in the sole discretion of the Partnership.

Section 3.02     Authority; Enforceability. This Agreement has been duly and validly authorized and executed by the Partnership and constitutes the legal, valid and binding obligations of the Partnership, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03     Capitalization; Issuance of Units.

(a)       As of the Closing Date, the Partnership’s authorized Equity Interests consist solely of those interests set forth on Schedule 3.03(a), which such interests have been duly authorized and validly issued in accordance with the governing documents of the Partnership and applicable Law.

(b)       Immediately following the Closing, the outstanding Equity Interests of the Partnership shall consist of those interests set forth on Schedule 3.03(b). The Purchased Preferred Units have been duly authorized and validly issued in accordance with the Partnership Agreement and applicable Law, free and clear of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement or under applicable state and federal securities Laws, fully paid and the Preferred Units will be non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of DRULPA).

(c)       Except as set forth in this Agreement, the Partnership Agreement and the GP LLC Agreement, (i) there are no Persons entitled to preemptive, statutory or other similar contractual rights to subscribe for any general partner interest of the Partnership, Common Units, Preferred Units or any other Equity Interests of the Partnership and (ii) there are no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, membership interest, general partner interest, limited partner interest or any other ownership interests in the Partnership.

Section 3.04     Subsidiaries(a)        of the General Partner and the Partnership.  Except as set forth on Schedule 3.04, the Partnership does not have any Subsidiaries and does not own, directly or indirectly, any Equity Interests in any other Person.

Section 3.05     Litigation.  As of the Closing Date, there are no legal or governmental proceedings pending to which the Partnership is a party or to which any property or asset of the Partnership is subject or which challenges the validity of this Agreement or the Partnership Agreement or the right of the Partnership to enter into this Agreement or to consummate the transactions contemplated hereby and, to the Knowledge of Partnership, no such proceedings are threatened by any Governmental Authorities or others.

Section 3.06     No Conflicts.  None of (a) the offering, issuance and sale by the Partnership of the Preferred Units and the application of the proceeds therefrom, (b) the execution, delivery and performance by the Partnership of this Agreement, or (c) the consummation of the transactions contemplated hereby (i) constitutes or will constitute a violation of the other organizational documents of the Partnership, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Contract to which the Partnership is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over the Partnership or any of its properties in a proceeding to which it or its property is or was a party, except, in cases of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the Partnership.

Section 3.07     Approvals.  Except as set forth on Schedule 3.07, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with (a) the execution, delivery or performance by any of the Partnership of this Agreement or (b) the Partnership’s issuance at the Closing of the [●] Preferred Units issued to the Preferred Unit Purchaser.

Section 3.08     Investment Company Status

 The Partnership is not, and upon the application of the net proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

Section 3.09     No Registration Required

 Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement and their compliance with the agreements set forth in this Agreement, the sale and issuance at the Closing of the Preferred Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Knowledge of Partnership, any authorized representative acting on behalf of the Partnership has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.10     Certain Fees.  Except as set forth on Schedule 3.10, no fees or commissions are or will be payable by the Partnership, and the Preferred Unit Purchaser and its Affiliates shall not be subject to any liability or other obligation with respect, to brokers, finders or investment bankers in connection with or relating to the issuance of the the Preferred Units upon the consummation of the transactions contemplated by this Agreement.

Section 3.11     No Integration

 The Partnership has not, directly or indirectly through any representative, made any offers or sales of any security or solicited any offers to buy any security that is or will be integrated with the issuance and sale of the Preferred Units in a manner that would require the offer and sale of any Preferred Units to be registered under the Securities Act.

Section 3.12     Material Agreements.  Except as set forth on Schedule 3.12, (a) no Partnership Group Company is in material breach of, or material default under, any Material Agreement and (b) no event has occurred which, with the delivery of notice or the lapse of time or both, would result in a Partnership Group Company being in material breach of, or material default under, any Material Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF
THE PREFERRED UNIT PURCHASER

As of the Closing Date, the Preferred Unit Purchaser represents and warrants to the Partnership as follows:

Section 4.01     Existence.  The Preferred Unit Purchaser is duly organized and validly existing as a limited partnership and in good standing under the Laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02     Authorization, Enforceability.  The Preferred Unit Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement.  The execution, delivery and performance by the Preferred Unit Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action of the Preferred Unit Purchaser, and no further consent or authorization of the Preferred Unit Purchaser is required.  This Agreement constitutes a legal, valid and binding obligation of the Preferred Unit Purchaser; except as, the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable Law (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03     No Breach.  None of the execution, delivery or performance by the Preferred Unit Purchaser of this Agreement and the consummation by the Preferred Unit Purchaser of the transactions contemplated hereby will (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Preferred Unit Purchaser is a party or by which the Preferred Unit Purchaser is bound or to which any of the property or assets of the Preferred Unit Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Preferred Unit Purchaser, or (c) violate any statute, order, rule or regulation of any court or Governmental Authority or body having jurisdiction over the Preferred Unit Purchaser or the property or assets of the Preferred Unit Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.04     Approvals.  Except as set forth on Schedule 4.04, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Preferred Unit Purchaser of this Agreement.

Section 4.05     Certain Fees.  No fees or commissions are or will be payable by the Preferred Unit Purchaser to brokers, finders or investment bankers with respect to the purchase of the Purchased Preferred Units or the consummation of the transactions contemplated by this Agreement, in each case, for which the Partnership may be liable.

Section 4.06     Restricted Securities.  Except for possible permitted transfers subject to the terms of the Partnership Agreement, the Preferred Unit Purchaser is acquiring the Purchased Preferred Units for its own account, for the purpose of investment only and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities Laws.  The Preferred Unit Purchaser has such knowledge, sophistication and experience in financial and business matters so as to be capable of evaluating the merits and risks of its proposed investment in the Purchased Preferred Units and is capable of bearing the economic risk of such investment.  The Preferred Unit Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act.  The Preferred Unit Purchaser acknowledges and understands that its acquisition of the Purchased Preferred Units has not been registered under the Securities Act in each case in reliance on an exemption therefrom and that the Partnership is relying upon the truth and accuracy of the Preferred Unit Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Preferred Unit Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Preferred Unit Purchaser to acquire the Purchased Preferred Units and the Purchased Preferred Units will, upon such acquisition, be characterized as “restricted securities” under state and federal securities Laws.  The Preferred Unit Purchaser further acknowledge and understand that (x) the Purchased Preferred Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities Laws and (y) when issued at the Closing, the Purchased Preferred Units will bear a legend substantially as set forth below:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction.  These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has receive documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Article V
MISCELLANEOUS

Section 5.01     No Liability.  The representations and warranties set forth in Articles III and IV shall terminate as of the Closing.  Both the Preferred Unit Purchaser and the Partnership hereby expressly acknowledge and agree that from and after the Closing, neither the Preferred Unit Purchaser nor the Partnership shall be liable for any inaccuracy or any breach of any representation made therein.

Section 5.02     Interpretation.  The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions refer to the corresponding Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, clause or other subdivision unless expressly so limited.  The words “this Article,” “this Section,” “this subsection,” “this clause,” and words of similar import, refer only to the Article, Section, subsection and clause hereof in which such words occur.  The word “including” (in its various forms) means including without limitation.  All references to “$” or “dollars” shall be deemed references to the lawful currency of the United States of America.  Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Closing Date.  Unless expressly provided to the contrary, the word “or” is not exclusive.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  Appendices, Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes. Reference herein to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “day” or “days” shall mean calendar day, unless denoted as a Business Day.  The words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation.  When used in this Agreement, the word “either” shall be deemed to mean “one or the other”, not “both”.  Unless otherwise noted, references herein to a “party” are references to the applicable party to this Agreement.

Section 5.03     Amendments and Waivers.

(a)       Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)       No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies hereunder or at law or in equity; accordingly, no exercise of any right or remedy shall be construed as an election of remedies by any party.

Section 5.04     Binding Effect.  This Agreement shall be binding upon the parties and their respective successors and permitted assigns, and shall remain in full force and effect after the Closing.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 5.05     Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)       If to the Preferred Unit Purchaser:

[●]
[Address Line 1]
[Address Line 2]
Attention:  [●]
Email:  [●]

with a copy to (which shall not constitute notice):

[●]
[Address Line 1]
[Address Line 2]
Attention:  [●]
Email:  [●]

(b)       If to the Partnership:

[●]
[Address Line 1]
[Address Line 2]
Attention:  [●]
Email:  [●]

with a copy to (which shall not constitute notice):

[●]
[Address Line 1]
[Address Line 2]
Attention:  [●]
Email:  [●]

or to such other address as the parties hereto may designate in writing.  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, upon confirmation of receipt if sent via email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 5.06     Entire Agreement.  This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, negotiations, agreements or representations among the parties or any of their respective affiliates of any nature, whether written or oral, to the extent they relate in any way to the transactions contemplated hereby or thereby.

Section 5.07     Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 5.08     Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 5.09     Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 5.10     Successors and Assigns.  The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of the other party, and any such purported assignment in violation of this Section 5.10 shall be void ab initio.  Notwithstanding the foregoing, the Preferred Unit Purchaser may assign its rights and obligations under this Agreement without the prior approval of the other party to this Agreement to any fund or account managed, advised or sub-advised by GSO or any of its Affiliates; provided that any such assignment shall not relieve the Preferred Unit Purchaser of any of its obligations hereunder.

Section 5.11     Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but, if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

Section 5.12     No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that, no Persons other than the parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the parties, whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against such persons and entities, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

Section 5.13     Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or by any creditors of any Subsidiary or Affiliate of the Partnership.

Section 5.14     Remedies Generally.    The parties hereto agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms and that any remedy at law for any breach of the provisions of this Agreement would be inadequate.  Accordingly, the parties hereto acknowledge and agree that each such party shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party hereby agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity.  The parties hereto acknowledge and agree that any other party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.14 shall not be required to provide any bond or other security in connection with any such injunction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the Effective Date.

SN EF UNSUB, LP

By:	SN EF UNSUB GP, LLC, its general partner

By:
Name:
Title:

GSO ST HOLDINGS LP

By:	GSO ST ASSOCIATES LLC, its General Partner

By:
Name:
Title:

Exhibit F

LTM EBITDA Levels

maximum levels for each applicable calendar year ended

Ratio of (x) the sum of outstanding indebtedness of the Partnership Group Companies and the Base Preferred Return Amount to (y) LTM EBITDA (as defined in the Credit Agreement)	12/31/17	12/31/18	12/31/19	12/31/20	12/31/21	12/31/22	12/31/23	12/31/24	12/31/25	Thereafter
	3.0x	3.0x	2.0x	2.0x	2.0x	2.0x	2.0x	2.0x	2.0x	2.0x